AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2013

INVESTMENT COMPANY ACT FILE NO. 811-22387

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 6	☒

SALIENT ALTERNATIVE STRATEGIES MASTER FUND

(Exact name of Registrant as specified in charter)

4265 San Felipe

Suite 800

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

John A. Blaisdell

Salient Alternative Strategies Master Fund

4265 San Felipe

Suite 800

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

George J. Zornada

K&L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act and the regulations thereunder. Investments in the Registrant’s securities may be made only by U.S. and foreign investment companies or other investment vehicles that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

Cross Reference Sheet

Parts A and B

Item Number	Caption	Location In Prospectus
1.	Outside Front Cover	Not applicable
2.	Cover Pages; Other Offering Information	Not applicable
3.	Fee Table and Synopsis	Fee Table and Synopsis
4.	Financial Highlights	Not applicable
5.	Plan of Distribution	Not applicable
6.	Selling Shareholders	Not applicable
7.	Use of Proceeds	Not applicable
8.	General Description of the Registrant	General Description of the Registrant
9.	Management	Management
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Not applicable
12.	Legal Proceedings	Not applicable
13.	Table of Contents of the Statement of Additional Information	Not applicable
14.	Cover Page of SAI	Not applicable
15.	Table of Contents of SAI	Not applicable
16.	General Information and History	Not applicable
17.	Investment Objective and Policies	Investment Objective and Policies
18.	Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Advisory and Other Services	Investment Advisory and Other Services
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Status	Tax Status
24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3. FEE TABLE AND SYNOPSIS.

The following table illustrates the approximate expenses and fees that shareholders of Salient Alternative Strategies Master Fund (the “Master Fund”) (“Shareholders”) are expected to bear directly or indirectly.

SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Load (as a percentage of purchase amount)	None
ANNUAL EXPENSES (as a percentage of average net assets)
Management Fees	0.75%
Other Expenses (1)	0.53%
Interest Payments on Borrowed Funds (2)	0.44%
Acquired Fund Fees and Expenses (3)	4.38%
TOTAL ANNUAL EXPENSES (4)	6.10%

(1)	Other Expenses include the Master Fund’s direct operating expenses (including professional fees, transfer agency fees, administration fees, trustee fees, custody fees, and other operating expenses).
(2)	The Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. For additional information on the Master Fund’s borrowing policy, see the discussion under Item 8, “Process of Portfolio Construction.”
(3)	The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the underlying private investment vehicles (“Investment Funds”) in which the Master Fund invests. The costs incurred at the Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition, the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Funds’ investment managers in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 4.38% representing costs incurred at the underlying Investment Fund level, such costs consist of approximately 1.63% in management fees, approximately 2.37% in other expenses (interest, trading, etc.) and approximately 0.38% in incentive fee allocations. To the extent the Master Fund invests in the Subsidiary, operating expenses of the Subsidiary will appear in Other Expenses.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and, for some Investment Funds, complete, current information was not available. Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from/with the Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses. Generally, management fees payable to investment managers of the Investment Funds range from 0.50% to 3.00% (on an annualized basis) of the average net asset value (“NAV”) of the Master Fund’s investment in such Investment Funds. In addition, certain investment managers charge an incentive allocation or fee generally ranging from 10% to 20% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain investment managers. The expenses charged by the underlying Investment Funds are not paid to the Master Fund or the Adviser and represent the costs incurred to invest in the Investment Funds.

(4)	The “Total Annual Expenses” of the Master Fund disclosed above differs from the ratio of expenses to average net assets (Master Fund expense ratio) that is included in the Financial Highlights section of the financial statements in the Master Fund’s annual Shareholder reports. The financial statements that appear in the Master Fund’s Shareholder reports depict the Master Fund’s direct expenses and do not include in expenses the portion of Acquired Fund Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table.

The following example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Master Fund.

Example

You would pay the following fees and expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$61	$180	$297	$577

The example is based on the anticipated fees and expenses incurred by the Master Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment management and (in the case of Investment Funds) incentive fees borne directly (and indirectly) by the Master Fund.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is registered under the 1940 Act, as a closed-end, non-diversified management investment company. The Master Fund was established as a business trust under the laws of the State of Delaware. The Master Fund’s investment adviser is Salient Advisors, L.P. (the “Adviser”).

Shares in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that are persons who are “accredited investors,” as defined in Regulation D under the Securities Act. The Registrant may decline to accept any investment at its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

The Master Fund’s objective is to seek to generate returns that are marked by relatively moderate volatility as measured by annualized standard deviation and relatively low correlation to equity and other “risk” markets. When implemented within a broader portfolio that contains exposure to equities and other relatively high-volatility asset classes, the Master Fund seeks to dampen overall volatility by decreasing directionality and correlation with equity or “risk” markets, and it is designed to achieve a volatility level closer to that of fixed income instruments such as U.S. government bonds (Treasuries) or investment grade corporate bonds as opposed to the volatility of equity or “risk” markets (although in certain periods, volatility may be higher, sometimes materially). Many of the strategies utilized within the Master Fund generally provide better returns in a higher (but not extreme) volatility environment, with rising short-term interest rates, and therefore, these types of strategies can provide a reasonable hedge against inflation, while providing portfolio stability akin to fixed income.

The Master Fund’s investment objective is non-fundamental and may be changed by the Board of Trustees (the “Board”) without the approval of the Shareholders. Except as otherwise stated herein, the investment policies, strategies and restrictions of the Master Fund are not fundamental and may be changed by the Board without the approval of the Shareholders. The Master Fund’s principal investment policies and strategies are discussed below.

Styles and Strategies Utilized by Investment Funds. The strategies employed by the Adviser and the Investment Funds (and, by extension, the Master Fund) fall into four primary categories (“Styles”)

and several secondary categories (“Strategies”). In addition to benefiting from the Investment Managers’ individual investment strategies, the Master Fund, as a whole, expects to achieve the benefits of making a broad allocation of its assets among a carefully selected group of Investment Managers and direct investment strategies that fit within the various Styles and Strategies. The Adviser expects that by investing through multiple Investment Managers and direct investment strategies employing various Styles and Strategies, the Master Fund may reduce the volatility inherent in a more concentrated portfolio that is invested in fewer Investment Managers, Styles and/or Strategies. The Adviser and the Investment Managers may invest in a wide range of instruments and markets, including, but not limited to, U.S. and foreign equities and equity-related instruments, U.S. and foreign fixed income securities, issued by both governments and corporations, currencies, commodities, and financial futures, swaps and other derivatives.

The Styles and Strategies employed by the Adviser and the Investment Managers are:

Top-Down Alpha Style. Strategies within the Top-Down Alpha Style include Global Macro, Global Tactical Asset Allocation (“GTAA”) and Commodity Trading Advisors (“CTAs,” also commonly referred to as “Managed Futures”). All of these Strategies are designed to extract “Top-Down” alpha or excess return from certain markets or sub-markets (as opposed to generating return through analysis at an individual security level). Strategies within this category trade across all types of markets, typically utilizing futures contracts to gain exposure to these markets. Investment Funds within this category typically offer relatively high levels of liquidity (monthly redemption rights in most cases) because the underlying portfolios are highly liquid. These Strategies will tend to have some directionality across the various markets traded, and the volatility of these Strategies is higher than that of the other Styles used by the Master Fund. However, these Strategies tend to be “divergent” in nature, essentially positioned to profit from dislocations or extended market trends, which helps explain the relatively low correlations between these strategies and most equity-related strategies. The Top-Down Alpha Strategies are:

Global Macro. Global Macro Strategies analyze a variety of macroeconomic data including but not limited to forecasts for inflation and growth in various economies, forecasts for returns across various asset classes, valuations of various asset classes, historical price and volume data across various global markets and gauges of investor sentiment to determine whether to be long or short across global equity, fixed income, currency and commodity markets. These Strategies utilize inputs that they believe are predictive of future returns and then establish positions utilizing, for the most part, futures contracts that in most cases are very liquid. In this Global Macro category, final decisions tend to be discretionary rather than relying exclusively on computer-driven models or systems to create their portfolios.

Global Tactical Asset Allocation (“GTAA”). GTAA Strategies are similar to the Global Macro Strategy described above, with one significant difference – instead of constructing portfolios at the discretion of the portfolio managers or investment committees, portfolio decisions are employed systematically, using computer-driven models or systems.

CTAs or Managed Futures. CTA or Managed Futures Strategies generally use historical price and volume data exclusively (as opposed to the broader range of inputs that include macroeconomic data used by Global Macro and GTAA managers) to forecast future prices and build appropriate portfolios. These Strategies typically trade in the futures markets exclusively and most offer monthly liquidity to their investors. They may be categorized as trend-following or counter-trend, and their models may be focused on short-term movements in markets or on longer-term patterns. Almost all decisions are managed on a systematic, model-driven basis.

Bottom-Up Alpha Style. Strategies within the Bottom-Up Alpha Style are generally characterized as “relative value” in nature. For the most part, these relative value Strategies involve identifying a security or group of securities that are undervalued or overvalued relative to another security or group of securities and then buying or going “long” the undervalued security or group of securities while selling or going “short” the overvalued security or securities. In so doing, the market exposure is stripped out in an attempt to create mostly non-directional portfolios, with the resultant return therefore comprised mainly by alpha as opposed to beta. This approach also produces the lowest volatility among the Styles used in the Master Fund. Liquidity offered by these Investment Funds is typical of many hedge funds with quarterly liquidity being typical although not universal. Most relative value strategies tend to be “convergent” in nature, as positions are employed in stretched or dislocated markets which appreciate if relationships revert to the mean or their historical norms. These Strategies may be categorized as follows:

Equity Market Neutral or Statistical Arbitrage. Equity Market Neutral or Statistical Arbitrage Strategies purchase certain equity securities and simultaneously sell short other equity securities in an attempt to isolate risk to the relative value or attractiveness of one security or basket of securities as compared to another security or basket of securities and eliminate general market risk. Generally, investment decisions are based on fundamental analysis to establish the relative values or attractiveness of the securities in their portfolios are categorized as Equity Market Neutral, while investment decisions based on quantitative models to establish the relative values or attractiveness are categorized as Statistical Arbitrage.

Capital Structure Arbitrage or Credit Relative Value. Capital Structure Arbitrage or Credit Relative Value are strategies predicated on realization of a spread between related instruments in which all or some of the components are corporate fixed income instruments. Capital Structure Arbitrage exploits perceived pricing inefficiencies within a company’s capital structure. The Capital Structure Arbitrage Strategy establishes a long position in a security that is more attractive on a relative basis to another security in which a short position is established based on analyzing the various securities issued by a company, including common and preferred equity, convertible securities, various forms of senior and junior (typically unsecured) debt. In a successful trade, the long security appreciates in price relative to the shorted security and the trade is then closed at a profit. This strategy is market neutral because it can be profitable even if both securities decline in value (as long as the shorted security declines more than the purchased security). Companies that are distressed are often targets in this Strategy because of the potential for significantly different recover values for different types of securities in the event of a bankruptcy, but healthy companies with complex balance sheets are also fertile ground for Capital Structure Arbitrage trades. Credit relative value is a very similar strategy to the equity market neutral strategy described above, except that the securities in play are fixed income securities. The Strategy attempts to identify and exploit anomalous (typically based on historical trading ranges) spreads in the prices of functionally equivalent or substitutable securities. There can be no assurance that any such hedging techniques will be successful or that the hedging employed will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Volatility Arbitrage or Convertible Arbitrage. Volatility Arbitrage or Convertible Arbitrage strategies trade volatility as an asset class, utilizing arbitrage, directional, market neutral or a mix of types of strategies, and include exposures which can be directional or market neutral to implied volatility. Volatility Arbitrage entails the use of derivative investments and can be used on both a stand-alone basis and as a hedging strategy in conjunction with other investment strategies. As a stand-alone Strategy, exchange traded domestic or global index options and/or options on futures contracts are used to exploit anomalies in the pricing of volatilities in related assets. There are several well-defined related securities and/or asset classes that are typically followed to determine when they are out of their historical trading ranges. By continually monitoring these relationships, securities or asset classes trade out of their normal trading range can be identified and trades can be executed when there has not been a fundamental, or exogenous, change in the relationship. As an adjunct Strategy, these same derivative instruments can be used to manage risk and enhance returns on investments made utilizing other strategies. Use of derivatives often relies on extensive quantitative modeling, volatility estimation and proprietary in-house trading models. Convertible Arbitrage, a subset of Volatility Arbitrage, involves the purchase of a convertible debt or preferred equity instrument (an instrument that is effectively a bond or has a fixed obligation of repayment with an embedded equity option, non-detachable warrants or an equity-linked or equity-indexed note) concurrent with the short sale of, or a short over-the-counter (“OTC”) derivative position in, the common stock of the issuer of such debt instrument. Investment returns are driven by a combination of an attractive coupon or dividend yield, interest on the short position and the level of the underlying stock’s volatility (which directly affects the option value of the security’s conversion feature). The Master Fund may invest in one or more Investment Funds with exposure in the convertible arbitrage strategy to provide greater diversification across markets (U.S. and foreign issues), sectors, credit ratings, and market capitalizations. This Strategy is cyclical because the opportunity set is dependent on sufficient issuance of convertible securities.

Commodity Relative Value. Commodity relative value strategies are reliant on the fundamental evaluation of market data, relationships and influences across commodity markets including positions in energy, agricultural, resources or metal assets. This Strategy pursues a relative value approach in these markets by analyzing a wide variety of commodities markets and looking for opportunities to put on trades that may take advantage of substitution, the curve structure and the effects of “roll” on commodity contracts.

Other Relative Value. Bottom-Up Alpha Strategies that do not fit in the two categories defined above are included in the Other Relative Value category.

Tactical Credit Style. In this area, the Adviser may utilize Investment Funds, individual securities or derivatives to gain access to certain credit markets, with the goal of harvesting he yield or “carry” from those credit markets that the Adviser deems attractive. The Adviser believes that obtaining mostly passive, liquid and low-cost exposure within this Style is preferable to utilizing less liquid and higher-cost Investment Funds to access these markets. Investments in this style may have any maturity. Types of exposures in this Style include:

Emerging Market Debt (Local Currency Denominated). The core strategy within the Tactical Credit Style is emerging market debt, with two important distinctions: that the debt is issued by governments as opposed to corporations, and that the debt is denominated in local currency instead of dollars or euros. The Adviser believes that this Strategy is likely to benefit from a number of trends within and characteristics of emerging markets for the next several years, including lower fiscal deficits, more supportive demographic trends, more significant sovereign natural resources, more credible monetary regimes, credit cycles in earlier stages (all when compared to developed markets), and the availability of bonds issued by supranational entities with strong credit such as the World Bank. Because of these supportive conditions, the Adviser believes that this Strategy is particularly suited to long-only, passive or low-cost active implementation. Taking these supportive conditions into account, the Adviser believes that relatively high interest rates and generally attractive currencies combine to make this an attractive asset class.

Corporate Credit. Fixed income securities issued by U.S. and foreign corporations constitute this Strategy. These securities may be “high yield,” investment grade, or a combination of both depending on their relative attractiveness as determined by the Adviser. In general, the Adviser believes that this Strategy is particularly suited to long-only, passive or low-cost active implementation. Floating rate bank loans that are typically secured and senior in the capital structure comprise a different sort of corporate credit universe. The Adviser believes that these types of securities add a different type of yield or “carry” to the portfolio because as floating rate securities, they typically offer some protection in an inflationary environment, as opposed to fixed-rate debt whose market value and purchasing power decline in a rising rate or inflationary environment. As with the other Strategies in the Tactical Credit Style, the Adviser believes that this Strategy is particularly suited to long-only, passive or low-cost active implementation.

Other Credit. Credit Strategies that do not fit in the two categories defined above are included in the Other Credit category.

Event-Driven Style. Strategies within the Event-Driven Style are designed to profit from changes in the prices of securities of companies facing a major corporate event. The goal of an Event-Driven Strategy is to identify securities, which may include common or preferred stock as well as many types of debt, with a favorable risk-reward ratio based on the probability that a particular event will occur. Such events include mergers and acquisitions as well as restructurings, spin-offs and significant litigation (e.g., tobacco or patent litigation). These Strategies tend to exhibit higher levels of correlation to equity markets than those in other Styles, although the Adviser attempts to limit the beta exposure within these Strategies. As a result, volatility of these portfolios on average are in between the volatility levels of Top-Down or Bottom-Up Alpha Styles. Liquidity offered by these Investment Funds is typical of many hedge funds with quarterly liquidity typical although not universal. Most event-driven strategies tend to be “convergent” in nature. Event-Driven Strategies are categorized as follows:

Merger or Risk Arbitrage. The Merger or Risk Arbitrage strategy involves taking short and long investment positions, respectively, in the stock of acquiring and target companies upon the announcement of an acquisition offer. Acquisitions are typically paid for in stock, cash or a combination thereof. Thus, when an acquisition is announced, the acquiring company (“Acquiror”) will establish a price per share of the company being acquired (“Target”) in cash (per share cash price), stock (a share ratio is established) or a combination thereof. Typically, the Target traded for less than the price being paid (in either cash or stock) prior to the announcement. When the announcement is made, the Target’s stock price will typically increase, but still trade at a discount to the price being offering by the Acquiror. This discount – and the size of the discount – is principally a function of three factors: (a) the risk that the acquisition will close; (b) the time frame for closing (i.e., the time value of money); and (c) the amount of liquidity or capital being deployed by merger arbitrageurs and other investors. Accordingly, if a merger arbitrageur or investor believes that the risk of the acquisition not closing is not significant relative to the returns that can be generated by the “spread” between the current stock price of the Target and the price being offered by the Acquiror, the merger arbitrageur or investor will generally buy shares of the Target and short shares of the Acquiror in a stock for stock transaction. When the deal closes, the risk premium vanishes and the Investment Fund’s profit is the spread. This strategy is somewhat cyclical, since it requires a supply of corporate mergers and acquisitions to deploy capital.

Distressed Investments or Special Situations. Distressed investments include investments in securities issued by companies that are experiencing difficult business conditions, including bankruptcy. In many cases, securities issued by such companies over-correct and trade at levels below their value in a liquidation or acquisition scenario. Special situations investments are similar to distressed investments in that they are typically made in securities that the buyer perceives to be undervalued for one reason or another; however, these companies are not in, and do not appear to be on the brink of, bankruptcy. An example of a Special Situations trade is the purchase of a security issued by a company that is a likely acquisition target.

Other Event-Driven. Event-Driven Strategies that do not fit in the two categories defined above are included in the Other Event-Driven category.

Investment Limits. At the time of investment, the Adviser will invest no more than 20% of the Master Fund’s net assets in any one Investment Fund.

Direct Investments. The Master Fund uses derivatives (including swaps, forwards and futures) to replicate certain Styles and Strategies that were described above. The Master Fund accesses these investment strategies through means such as total returns swaps, in cases where banks that have created rules-based indices that replicate the investment strategies, or trading certain Strategies using securities and futures, including commodities futures. For direct investment, the Master Fund may enter into total return swaps and/or other similar derivatives in order to receive the total return of the reference Investment Fund (or other account managed by the Investment Manager) over a stated time period. The Master Fund may enter into total return swap and/or other similar derivatives in order to receive the total return of a reference index that may not be available through an Investment Fund and/or has lower fees and expenses than an Investment Fund using a similar Style or Strategy. In such situations, the performance of a reference index will be tied to a Style or Strategy or may be “rules-based” and/or systematic in nature. The Master Fund may enter into total return swaps and/or other similar derivatives in order to adjust the market of risk or exposure of the Master Fund. The Adviser may increase or decrease the level of risk, hedge or change the character of risk to which the Master Fund is exposed, by utilizing swaps, forwards, futures and/or other similar derivatives. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Adviser will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position. The Adviser may utilize such investments, rather than investing through Investment Funds, where it believes it can potentially increase the total return to investors in a lower fee manner than a traditional Investment Fund fee structure.

The Master Fund may make certain of its investments by investing in the Subsidiary, which may reflect up to 25% of the Master Fund’s total assets at the time of the Master Fund’s investment. Generally, the Subsidiary invests in commodity futures and swaps on commodities and commodity futures, and in financial futures, option and swap contracts, fixed income securities, and other investments intended to serve as margin or collateral for the Subsidiary’s derivative positions. The Master Fund invests in the Subsidiary in order to gain exposure to the commodities markets within the limitations of the federal tax laws, rules and regulations that apply to registered investment companies. Unlike the Master Fund, the Subsidiary may invest without limitation in commodity-linked derivatives, however, the Subsidiary will comply with the same 1940 Act asset coverage requirements with respect to its investments in commodity-linked derivatives that are applicable to the Master Fund’s transactions in derivatives. In addition, to the extent applicable to the investment activities of the Subsidiary, the Subsidiary will be subject to the same fundamental investment restrictions and will follow the same compliance policies and procedures as the Master Fund; including among others capital structure, borrowing and affiliate transaction restrictions. The Master Fund is the sole shareholder of the Subsidiary and will not allow shares of the Subsidiary to be offered or sold to other investors. The Adviser manages the assets of the Subsidiary pursuant to the Master Fund’s investment management agreement, and the Board, including the Independent Trustees thereof, review such agreement annually as required by the 1940 Act. The subsidiary complies with the same 1940 Act custody requirements as the Master Fund and the Custodian also serves as custodian for the Subsidiary.

The Master Fund also may use investment in ETFs in place of certain Investment Funds or as complements to certain strategies.

Additional Methods of Investing in Investment Funds. The Master Fund typically invests directly in an Investment Fund by purchasing an interest in such Investment Fund. There may be situations, however, where an Investment Fund is not open or available for direct investment by the Master Fund. On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to an Investment Fund, the Master Fund may invest in an Investment Fund indirectly by purchasing a structured note or entering into a swap or other contract paying a return approximately equal to the total return of an Investment Fund. In each case, a counterparty would agree to pay to the Master Fund a return determined by the return of the Investment Fund, in return for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Investment Fund. Indirect investment through a swap or similar contract in an Investment Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment. There can be no assurance that the Master Fund’s indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Master Fund’s value may decrease as a result of such indirect investment. When the Master Fund makes an indirect investment in an Investment Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Investment Fund, such investment by the Master Fund may be subject to additional regulations and asset coverage or segregation requirements.

Tax Code Compliance. The Master Fund is a registered investment company under the 1940 Act and the Master Fund has elected, and intends to continue to qualify, to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). To continue to qualify as a RIC under the Code, the Master Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies, and net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year: (A) at least 50% of the market value of the Master Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Master Fund’s total assets and 10% of the outstanding voting securities of such issuer; and (B) not more than 25% of the market value of the Master Fund’s total assets is invested in the securities, including investments in the Subsidiary (other than U.S. government securities and the securities of other RICs) of: (1) any one issuer; (2) any two or more issuers that the Master Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses; or (3) any one or more “qualified publicly traded partnerships.”

The Master Fund’s investment in the Subsidiary is expected to provide the Master Fund with exposure to the commodities markets within the limitations of the federal tax requirements of Subchapter M. The annual net profit, if any, realized by the Subsidiary and imputed for income tax purposes to the Master Fund should constitute “qualifying income” for purposes of the Master Fund remaining qualified as regulated investment companies for U.S. federal income tax purposes.

Access. Many high quality Investment Funds are not required to register under the 1940 Act because they do not publicly offer their securities and are restricted as to either the number of investors permitted to invest in such Investment Funds or as to the qualifications of persons eligible to invest (determined with respect to the value of investment assets held by the managers of such investor) in such Investment Funds. Many of these Investment Funds will have greater investment flexibility than traditional investment funds (such as mutual funds and most other registered investment companies) as to the types of securities owned, the nature of performance-based compensation paid to Investment Managers, the types of trading strategies employed, and in many cases, the amount of leverage they may use.

Capital Allocation Decisions and Portfolio Construction. The Master Fund expects its assets to be allocated broadly among Styles and Strategies for the allocation of capital at the time of investment. The Adviser has latitude to allocate more or less capital to a particular Style or Strategy, depending on the Adviser’s belief about the opportunities afforded over a given investment time horizon. In making such asset allocation decisions, the Adviser believes a well-diversified portfolio should allocate risk equally across attractive investment opportunities, but will also consider national and international economic and geopolitical conditions, the risks incident to the Styles and Strategies, and the relative return opportunities presented by each (among other considerations), and gauge these factors against other opportunities and the need for a broad portfolio to reduce risk (as measured by volatility).

The Master Fund shall strive to maintain a broad allocation of its assets, both with regard to allocation of assets among direct investments and Investment Managers and also allocation of assets among various Styles and Strategies, as set forth above. In general, studies indicate that a broadly allocated portfolio enables an investor to generate more consistent returns than one that is more concentrated. Accordingly, a broad allocation of assets is generally noted as a means to reduce investment risk as measured by volatility. Correspondingly, while a broad allocation of assets lowers volatility and helps to mitigate the risk of investment losses, an un-concentrated portfolio is subject to limitations on its ability to generate relatively high investment returns than a more concentrated portfolio can sometimes generate. Accordingly, an un-concentrated portfolio may be appropriate for investors that want moderated volatility in their portfolios and are willing to accept relatively lower, but generally more consistent, returns than portfolios concentrated in a very few Styles, Strategies or Investment Managers/Investment Funds.

The Adviser believes that fees associated with investments will broadly affect the allocation decision regarding the mix between direct investments and Investment Funds. The Adviser believes that minimizing fees are an important aspect of managing investment portfolios and will seek out low cost implementation of investment styles and strategies where possible.

Manager Diversification. The Adviser defines “manager risk” as the risk that an Investment Manager will not generate the returns commensurate with the mean of the Investment Manager’s peer group (i.e., same Style and Strategy) because of: (a) poor fundamental analysis and/or security selection; (b) market timing; (c) management turnover within the Investment Manager; or (d) other factors or circumstances that affected that Investment Manager’s performance specifically that were not caused by market conditions within the Investment Manager’s Style and Strategy generally. Manager risk can be reduced by, among other things, due diligence conducted on the Investment Managers and diversifying across multiple Investment Managers within the same or similar Style and Strategy.

The Adviser, on behalf of the Master Fund, will generally attempt to allocate assets among multiple Investment Managers to achieve an appropriately broad allocation among Styles and Strategies and also among Investment Managers. The Master Fund will limit the percentage of assets that are invested in any one Investment Fund, at the time of investment, to an amount that complies with the limits set forth above and in accordance with any applicable regulatory restrictions.

Many Investment Funds will have exposure to more than one Strategy or Style or may have characteristics of more than one Strategy or Style. Accordingly, there is a wide degree of discretion in how a particular Investment Fund is categorized or in how its capital is allocated among Styles and Strategies in reports compiled by the Adviser. Decisions on how to most appropriately characterize an Investment Fund shall be made by the Adviser, and such decisions shall be final.

The Adviser may, in its discretion and upon approval of the Board, change or modify the Styles and Strategies from time to time.

Due Diligence and Manager Selection. It is the responsibility of the Adviser to research and identify investment Strategies, Styles and Investment Managers, to satisfy itself as to the suitability of the terms and conditions of the Investment Funds and to allocate or reallocate the Master Fund’s assets among direct investments and Investment Managers. The Adviser employs an approach to investing that seeks to combine in-depth research and recommendations with portfolio management, risk management, due diligence and management oversight. The Adviser allocates the Master Fund’s assets among direct investments and Investment Managers using the diverse knowledge and experience of the members of its investment committee (“Investment Committee”) to assess the investment Strategies and Styles and to determine an appropriate mix of direct investments and Investment Funds. As discussed further below, the Adviser relies upon its Investment Committee to identify potential direct investments and Investment Funds, with one person being designated as having day-to-day investment oversight responsibility for the Master Fund.

In the event that the Master Fund in the future engages one or more sub-advisers, following Shareholder approval, it would also be the responsibility of the Adviser to oversee any such sub-adviser. The Adviser would negotiate the investment sub-advisory agreements, subject to Shareholder approval requirements or SEC exemptive relief from such requirements. There can be no assurance that the Master Fund will seek, or that the SEC will grant, such exemptive relief allowing for the engagement of one or more sub-advisers without Shareholder approval.

Process of Portfolio Construction. On a regular basis, existing and prospective direct investments and Investment Managers are reviewed by the Adviser. The review, and potential inclusion of new direct investments and Investment Managers, will be predicated on the Adviser’s assessment of the current economic climate, capacity issues with respect to existing direct investments and Investment Funds, performance issues with respect to existing direct investments and Investment Funds, due diligence and/or other criteria on which direct investments and Investment Funds are assessed.

The Adviser employs a multi-step process in which the Adviser develops a pool of direct investments and Investment Funds to consider for investment. The Adviser sources potential direct investments and Investment Funds on an ongoing basis and generates a list of direct investments and Investment Funds that might qualify for investment by the Master Fund. The Investment Committee will identify potential direct investments and Investment Funds based on quantitative, qualitative, or other due diligence criteria. The list of potential direct investments and Investment Funds is reduced to a more manageable number of higher quality funds by running proprietary screens on the group of direct investments and Investment Funds that rank funds on an overall Style and Strategy basis. The top direct investments and Investment Funds based on these screens (the “Qualified Pool”) are then subjected to qualitative due diligence. In the case of Investment Funds, this typically begins with a review of marketing materials and a teleconference with one or more members of the investment and/or investment relations teams at each fund. The Adviser then meets with representatives of each Investment Fund and weighs the quantitative and qualitative results of the due diligence process before deciding to invest, remove the Investment Fund from the Qualified Pool, or leave the Investment Fund on the Qualified Pool list for future consideration. Once a pool of one or more potential direct investments and Investment Funds has been identified and approved for investment by the Investment Committee, the Investment Committee then determines an allocation for the Master Fund’s assets across the pool.

The Adviser generally intends to employ the above through a multi-step process in structuring and monitoring the Master Fund’s portfolio. The Adviser generally employs the following steps, although the steps may not be conducted in the following order:

First, the Adviser will attempt to develop the Qualified Pool to consider for investment.

Second, the Investment Committee will identify one or more potential direct investments and Investment Funds based on quantitative, qualitative, or other due diligence criteria.

Third, once a pool of one or more potential direct investments and Investment Funds has been identified from the Qualified Pool and approved for investment by the Investment Committee, the Committee then determines an allocation for the Master Fund’s assets across the pool, consistent with the limitations then in effect.

Finally, the Adviser intends to monitor, among other things, the overall level of assets managed, the estimated capacity of each Investment Fund, and the adherence to the pre-defined strategy and risk/return targets set forth when the investment was made.

The Adviser may invest a portion of the Master Fund’s assets with direct investments and Investment Managers who may have limited track records and Investment Funds with limited or no operating histories.

Ongoing due diligence includes review of monthly performance and monthly reports (as available) of direct investments and the same from each Investment Fund as well as conference calls and in-person meetings with Investment Fund personnel.

The Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. The Master Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, or to fund repurchases of the Master Fund’s shares (“Shares”) or facilitate distributions. Under the 1940 Act, the Master Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Master Fund would have an asset coverage ratio (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The 1940 Act also provides that the Master Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the 1940 Act, certain short-term borrowings (such as for the purpose of meeting repurchases, for bridge financing of investments in Investment Funds or for cash management purposes): (i) if repaid within 60 days; (ii) if not extended or renewed; and (iii) that are not in excess of 5% of the total assets of the Master Fund, are not considered the use of investment leverage. In addition to borrowing money, the Master Fund may also incur economic leverage via the use of derivatives. Borrowing restrictions generally do not apply to Investment Funds that are not registered under the 1940 Act. The use of borrowings for investment purposes involves a high degree of risk.

The Master Fund may be required to pledge assets when borrowing, which in the event of an uncured default, could affect the Master Fund’s operations, including preventing the Master Fund from conducting a repurchase of Shares. In addition, the terms of any borrowing may impose certain investment restrictions on the Master Fund. The following table is designed to illustrate the effect on the return to a Shareholder of leverage in the amount of 10% of the Master Fund’s gross assets. The table assumes hypothetical annual returns of the Master Fund’s portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 10% of the Master Fund’s gross assets with a cost of borrowing of approximately 2.39% payable for such leverage based on market rates as of the date of this Prospectus. The Master Fund’s actual cost of leverage would be based on market rates at the time it borrows money for investment leverage, as well as any subsequent rate changes while such borrowings are outstanding, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (net of expenses)	(10.00)%	(5.00)%	0%	5.00%	10.00%
Corresponding Share Return Assuming 10% Leverage	(16.19)%	(8.69)%	(1.20)%	6.31%	13.81%

Assuming use by the Master Fund of bank borrowings representing 10% of gross assets, the Master Fund would be required to experience an annual return of 0.24% in order to cover annual interest payments on borrowings. To the extent permitted by the Master Fund’s fundamental policy on borrowing and the 1940 Act, the Board may modify the Master Fund’s borrowing policies, including the purposes of borrowings. The rights of any lenders to the Master Fund to receive payments of interest or repayments of principal will likely be senior to those of Shareholders, and the terms of any borrowings may contain provisions that limit certain investments or activities of the Master Fund.

Although the Master Fund’s investment program is designed to produce positive returns regardless of overall market trends with lower volatility over a meaningful investment period of at least two to three years while attempting to minimize risk, the Master Fund’s investment program entails certain significant risks. There can be no assurance that the investment objective of the Master Fund or those of the Investments Funds in which the Master Fund invests will be achieved or that its investment program will be successful. Certain risks associated with an investment in the Master Fund are set forth below.

The Master Fund’s principle investment risks are described below.

Risk Allocations

The Adviser will have the discretion to underweight or overweight allocations of assets among various Styles and Strategies, from a risk/reward perspective, although such allocations must generally remain within the above limits. There is no assurance that the Adviser’s decisions in this regard will be successful. In addition, the Master Fund may be limited in its ability to make changes to allocations due to the subscription and redemption provisions of the Investment Funds, including notice periods and limited subscription and redemption dates, the ability of the Investment Funds to suspend and postpone redemptions, and lockups on redemptions imposed by certain Investment Funds. In addition, any such allocations will be made by the Adviser based on information previously provided by the Investment Funds. If such information is inaccurate or incomplete, it is possible that the Master Fund’s allocations from a risk/reward perspective may not reflect the Adviser’s intended allocations nor comply with the portfolio construction limitations. This could have a material adverse effect on the ability of the Adviser to implement the investment objective of the Master Fund.

Risks of Mis-Categorizing Direct Investments and Investment Funds within Styles and Strategies

While the Adviser will attempt to categorize all Investment Funds consistent with the foregoing discussions, certain direct investments and Investment Funds may fit into more than one category or may not closely resemble any of the foregoing categories. Accordingly, the Adviser has a wide degree of discretion in categorizing direct investments and Investment Funds within Styles and Strategies or allocating capital among Styles and Strategies in its reports. If the Adviser makes the wrong decision, certain Styles or Strategies may be under- or over-weighted relative to what may have been intended or reported. Accordingly, the Master Fund’s investment portfolio may be over-allocated or under-allocated to certain Styles or Strategies and incur concentration risks or result in insufficient exposure within the portfolio as a result.

Dependence on the Adviser and the Investment Managers

The Adviser will invest the assets of the Master Fund through the Investment Managers, and the Adviser has the sole authority and responsibility for the selection of the Investment Managers. The success of the Master Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Master Fund. In addition, the Adviser may be dependent on key personnel. To the extent that any such key personnel were to depart, the Adviser’s ability to successfully develop and implement investment strategies may be negatively impacted.

The Master Fund also is dependent upon the ability of the Investment Managers to develop and implement strategies that achieve their investment objectives. Shareholders will have no right or power to participate in the management or control of the Master Fund or the Investment Funds, and will not have an opportunity to evaluate the specific investments made by the Investment Funds or the Investment Managers, or the terms of any such investments.

Closed-End Fund; Limited Liquidity

The Master Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. You should not invest in the Master Fund if you need a liquid investment. The Master Fund invests substantially all of its assets in illiquid investments. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities, while a closed-end fund, such as the Master Fund, may invest all or substantially all of its assets in illiquid investments (as is the Master Fund’s investment practice). The Adviser believes that unique investment opportunities exist in the market for Investment Funds, which generally are illiquid.

An investment in the Master Fund provides limited liquidity because the Shares are not freely transferable and Shareholders may not cause the Master Fund to redeem their Shares. As described below, the Master Fund may offer to repurchase Shares from Shareholders. Distributions of proceeds upon the repurchase of a Shareholder’s Shares may be subject to restrictions imposed upon withdrawals under the terms of the Investment Funds or, in the event that the Master Fund and/or the Adviser has engaged one or more sub-advisers, restrictions imposed by investment advisory agreements pursuant to which the Master Fund’s assets are invested. An investment in the Master Fund is suitable only for those investors that do not need liquidity.

Payment for repurchased Shares of the Master Fund may require the Master Fund to liquidate its investments in Investment Funds earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses and increased fees, and may increase the Master Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Investment Committee) to attempt to avoid or minimize potential losses and portfolio turnover resulting from the repurchase of Shares.

Shares Not Listed; Repurchases of Shares

The Master Fund does not intend to list its Shares for trading on any securities exchange. There is no secondary trading market for Shares, and none is expected to develop. Shares are, therefore, not readily marketable. Because the Master Fund is a closed-end investment company, its Shares will not be redeemable at the option of Shareholders and they will not be exchangeable for shares or interests of any other fund. Although the Board may, in its sole discretion, cause the Master Fund to offer to repurchase outstanding Shares at their NAV, and the Adviser expects to recommend that the Board do so on a quarterly basis with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year, Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies.

There will be a substantial period of time between the date as of which Shareholders must accept the Master Fund’s offer to repurchase their Shares and the date they can expect to receive payment for their Shares from the Master Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Master Fund’s NAV may fluctuate significantly between the time that they accept the Master Fund’s offer to repurchase their Shares and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to accept the Master Fund’s offer to repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Master Fund for purposes of effecting such repurchases.

Further, repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Master Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Master Fund. Also, because Shares will not be listed on any securities exchange, the Master Fund is not required, nor intends, to hold annual meetings of its Shareholders.

Non-Diversified Status

The Master Fund is a “non-diversified” investment company. This means that there are no percentage limitations imposed by the 1940 Act on the percentage of the Master Fund’s assets that may be invested in the securities of any one issuer. The Adviser follows a general policy of seeking to invest the Master Fund’s capital broadly among multiple Investment Funds. As a consequence of a potential large investment in a particular Investment Fund, losses suffered by such an Investment Fund could result in a higher reduction in the Master Fund’s capital than if such capital had been more proportionately allocated among a larger number of Investment Funds.

Limited Operating History

Certain of the Investment Funds in which the Master Fund invests may have limited or no operating histories. In such cases, the Adviser may evaluate among other things the past investment performance of the Investment Managers of such Investment Funds. However, past investment performance may not be indicative of the future results of an investment in such an Investment Fund. The results of other investment funds or accounts managed by the Adviser (or by Investment Managers) which have or have had an investment objective similar to or different from that of the Master Fund (or an Investment Fund in the case of Investment Managers) are not indicative of the results that the Master Fund (or an Investment Fund) may achieve.

Ability to Borrow

The Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. To the extent that the Master Fund is not able to borrow, or enter into a credit facility of an appropriate size, such inability to borrow could adversely impact the Master Fund’s operations to the extent that the Master Fund needed to access borrowed funds.

Governmental, Legal, Tax and Regulatory Risks

The global financial markets have undergone, and in many respects are continuing to undergo, pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has, in certain cases, been implemented on an “emergency” basis with little or no notice, with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies.

Legal, tax and regulatory changes could occur that may materially adversely affect the Master Fund. For example, the regulatory and tax environment for Investment Funds and for derivative instruments in which Investment Managers may participate is changing rapidly, and changes in the regulation or taxation of derivative instruments may materially adversely affect the Master Fund. In particular, the Commodities Futures Trading Commission (“CFTC”) has proposed changes to investment company regulation concerning investment in derivatives and commodities. The SEC for a period banned short selling in 2008, which disrupted many Investment Funds that used such strategies, and uncertainty surrounding certain derivatives and potential regulation of derivatives may materially adversely affect the value of derivative instruments held by the Investment Funds or the Master Fund and the ability of the Investment Managers or the Adviser to pursue their trading strategies. Similarly, the regulatory environment for leveraged investors and for private funds generally is changing rapidly, and changes in the direct or indirect regulation of leveraged investors or private funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Master Fund to pursue its investment objective or strategies. In particular, Congress has held hearings regarding potential restructuring of U.S. financial regulations, taxation policy as it relates to leveraged investors, tax-exempt investors and private funds, and the SEC has recently engaged in a general as well as specific investigations of private funds, which has resulted in increased regulatory oversight and other legislation and regulation relating to private fund managers, private funds and funds of private funds. Due to recent events in the markets, further regulatory change may be more likely than not and should be expected to occur.

The Master Fund directly, as well as certain Investment Funds, may purchase and sell futures contracts and options on futures contracts. The Adviser has claimed an exemption from the definition of the term “commodity pool operator” with respect to the Master Fund pursuant to Rule 4.5 under the Commodity Exchange Act, as amended (the “CEA”), and therefore, is not subject to registration or regulation as a commodity pool operator under the CEA. However, recently adopted amendments to Rule 4.5 alter the criteria required for the Adviser to rely on the exemption from registration as a “commodity pool operator” with respect to the Master Fund. Certain aspects of the amended rule are yet to be determined, and such determination may dictate the appropriate course of action for the Master Fund with respect to their CFTC compliance obligations. Such regulatory aspects, when determined, may increase costs for the Master Fund.

On November 30, 2012 the CFTC issued relief for fund of fund operators who may otherwise be required to register with the CFTC as commodity pool operators by December 31, 2012 but do not have access to information from the investment funds in which they are invested in order to determine whether registration is required. This relief delays the registration date for such operators until the later of June 30, 2013 or six months from the date the CFTC issues revised guidance on the application of certain thresholds with respect to investments in commodities held by funds of funds. As of December 31, 2012, the Master Fund has filed as required with the CFTC in order to claim this no-action relief, which is effective upon receipt of the filing.

It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Adviser’s ability to fulfill the Master Fund’s investment objective. Legislation or regulation, which could be substantial and is unpredictable, could pose additional risks and result in material adverse consequences to the Investment Funds or the Master Fund and/or limit potential investment strategies that would have otherwise been used by the Investment Managers or the Master Fund in order to seek to obtain higher returns. The Adviser believes that there is a high likelihood of significantly increased regulation of the global financial markets; any such increased regulation could be materially detrimental to the operation and performance of the Master Fund.

Significant Selling Agents; Substantial Repurchases; Change in Control of the Master Fund

To the extent that substantial numbers of investors have a relationship with any particular Selling Agent, such Selling Agent may have the ability to influence investor behavior, which may affect the Master Fund. To the extent that any such Selling Agents or other financial intermediaries exercise collective influence over such investors’ decisions to request repurchases of Shares, the Master Fund may make larger repurchase offers than would otherwise be the case. Substantial acceptance of the Master Fund’s offers to repurchase Shares could require the Master Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the performance of the Master Fund and the value of its Shares. Similarly, if such Selling Agents or other financial intermediaries exercise collective influence over Shareholders’ voting of Shares, they could, subject to compliance with SEC rules and state law, change the composition of the Board, which in turn could lead to a change in the Adviser to the Master Fund. If effected, such changes could have a material adverse effect on the performance of the Master Fund and the value of its Shares. In addition, the global financial markets have undergone, and to an extent are currently undergoing, pervasive and fundamental disruptions, which have led to departures of brokers and financial advisors employed at Selling Agents and other financial intermediaries. This may have an uncertain but potentially adverse impact on the Master Fund.

Special Considerations Applicable to Purchases of Shares

The Master Fund may accept purchase orders for Shares as determined by the Board, in its sole discretion. Additional purchases may dilute the indirect interests of existing Shareholders in the Master Fund’s investment portfolio prior to such purchases, which could have an adverse impact on the existing Shareholders’ Shares in the Master Fund if future Fund investments underperform the prior investments. In addition, it is expected that Investment Managers may structure performance-based compensation so that compensation is paid only if gains exceed prior losses. Appreciation in the net assets managed by an Investment Manager at any given time will be shared pro rata by all of the Shareholders at such time, not just those who were Shareholders at the time prior losses were incurred. The value attributable to the fact that no performance-based compensation will be paid to an Investment Manager until its gains exceed its prior losses will not be taken into account in determining the NAV of the Master Fund. Such value to existing Shareholders will be diluted by new sales of Shares, because the new Shares will participate in any positive performance by the Investment Manager until its gains exceed its prior losses without the Investment Manager being paid any performance-based compensation.

In addition, Shares represent beneficial interests in an operating fund that may have significant open positions. Since these Shares will share in open positions which may have been held by the Master Fund for some period of time prior to the issuance of the additional Shares, the application of the relevant Investment Manager’s trading approach to such positions may have a qualitatively different effect on the performance of the additional Shares than it does on the performance of previously issued Shares. For example, a number of trading approaches may become more aggressive in terms of willingness to tolerate losses in a position and increase the size of a position after an open trade has generated a substantial profit because subsequent losses (up to a certain level) are perceived as being only a partial give-back of prior profits, not an actual loss. As subsequent purchasers of Shares will not have received the benefit of any profits on open positions prior to the date on which they purchase the Shares, subsequent losses will constitute an absolute loss to such holders, not only a partial give-back of profits. In addition, certain trading approaches may follow profit-taking strategies whereby they will liquidate or partially liquidate a position after it has generated a predetermined amount of profit. Since the new Shares will not have had the benefit of any such profit prior to the date on which they were issued, Shareholders holding such Shares may find themselves liquidated out of a position (which would have continued to generate substantial profits) due to an Investment Manager “taking profits,” none of which had inured to their benefit. Some approaches apply similar analyses based on overall portfolio performance, not just the performance of particular positions, with generally analogous effects.

Special Tax Risks

Special tax risks are associated with an investment in the Master Fund. The Master Fund has elected to, and intends to continue to meet the requirements necessary qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code. As such, the Master Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements.

If before the end of any quarter of its taxable year, the Master Fund believes that it may fail the asset diversification requirement, the Master Fund may seek to take certain actions to avert such a failure. The Master Fund may try to acquire additional interests in Investment Funds to come into compliance with the asset diversification test. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Master Fund to pursue because the Master Fund may redeem its interest in an Investment Fund only at certain times specified by the Investment Fund’s governing documents. While relevant provisions also afford the Master Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Master Fund’s ability to effect a redemption from an Investment Fund referred to above may limit utilization of this cure period.

If the Master Fund fails to meet the asset diversification test described above with respect to any quarter, the Master Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Master Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Master Fund reports the failure under Treasury Regulations to be adopted and pays an excise tax.

If the Master Fund fails to comply with the source-of-income test of any taxable year, the Master Fund will nevertheless be considered to have satisfied the requirements for such year if (i) such failure is due to reasonable cause and not due to willful neglect, (ii) following the Master Fund’s identification of such failure, the Master Fund discloses each items of its gross income, and (iii) the Master Fund pays a tax equal to 100% of the non-qualifying income to the extent it exceeds the permitted levels of non-qualifying income.

If the Master Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Master Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Master Fund’s Shares and the amount of the Master Fund’s distributions.

Tax Law Change Risk

Although the IRS has issued published guidance that qualifying income for a regulated investment company does not include income derived directly from certain commodity-linked derivative instruments, the IRS has indicated in a series of private letter rulings that income derived from a wholly-owned offshore subsidiary such as the Subsidiary that invests in such commodity-linked derivative instruments does constitute qualifying income. The Master Fund has not applied for such a private letter ruling and relies on an opinion of counsel that states that undistributed income derived from the Subsidiary constitutes qualifying income. In July 2011, the IRS suspended further issuance of these private letter rulings, indicating that it was reconsidering the underlying policies. The IRS could issue new public guidance regarding the use of offshore subsidiaries by regulated investment companies to invest indirectly in commodities. It is also possible that legislation on this issue could be introduced. If the IRS does issue new public guidance, or if legislation is enacted, that results in an adverse determination relating to the treatment of income derived by the Master Fund from the Subsidiary, the Master Fund would likely need to significantly change its investment strategy, which could adversely affect the Master Fund. It is possible that the Master Fund may be unable to qualify as a regulated investment company for one or more years, meaning that all of its income and gains could be taxed first at the Master Fund level and again when paid out to shareholders.

Additional Tax Considerations; Distributions to Shareholders and Payment of Tax Liability

The Master Fund will distribute substantially all of its net investment income and gains to Shareholders. These distributions are taxable as ordinary income or capital gains to the Shareholders. Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. The Master Fund will inform Shareholders of the amount and character of its distributions to Shareholders. If the Master Fund distributes in a calendar year less than an amount equal to the sum of 98% of its ordinary income for such calendar year and 98.2% of its capital gain net income for the twelve month period ending December 31 of such year, plus any such amounts that were not distributed in previous calendar years, then the Master Fund will be subject to a nondeductible 4% excise tax with respect to the Master Fund’s undistributed amounts.

In addition, the Master Fund invests in Investment Funds located outside the U.S. Such Investment Funds may be subject to withholding tax on their investments in other jurisdictions. Any such withholding tax would reduce the return on the Master Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Master Fund.

This section discusses certain risks related to the fact that the Master Fund generally invests in Investment Funds.

Investments in the Investment Funds Generally

Because the Master Fund invests in Investment Funds, the value of an investment in the Master Fund will be affected by the investment policies and decisions of the Investment Manager of each Investment Fund in direct proportion to the amount of Master Fund assets that are invested in each Investment Fund. The NAV of the interests of the Investment Funds, and as a result, the NAV of the Master Fund, will fluctuate in response to, among other things, various market and economic factors related to the markets in which the Investment Funds invest and the financial condition and prospects of issuers in which the Investment Funds invest. Certain risks related to the investment strategies and techniques utilized by the Investment Managers are described below.

Investment Funds Generally Not Registered

The Investment Funds in which the Master Fund invests will generally not be registered as investment companies under the 1940 Act. Therefore, the Master Fund will not be entitled to the protections of the 1940 Act with respect to investments in unregistered Investment Funds. In addition, the

Investment Managers of the Investment Funds in certain cases may not be registered as investment advisers under the Advisers Act. Therefore, the Master Fund as an investor in the Investment Funds managed by such Investment Managers will not have the benefit of certain of the protections of the Advisers Act. In addition, to the extent that such an unregistered Investment Manager registers, there is a risk that the Investment Manager may not comply with the requirements of the Advisers Act, or may encounter operational or regulatory difficulties that arise from such compliance requirements. The Investment Funds may not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies under SEC rules. A registered investment company that places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company, and which contains other provisions designed to protect the assets of such investment company. It is anticipated that the Investment Funds in which the Master Fund will invest may maintain custody of their assets with brokerage firms that do not separately segregate such customer assets, as would be required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Master Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Master Fund to its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use. There can be no assurance that the Investment Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Investment Managers will be protected. In this regard, although the Adviser performs initial and continuing due diligence, there remains a risk of Investment Manager fraud and/or misconduct that could subject the Master Fund to losses.

Investment Funds Generally Non-Diversified

Investment Funds may be non-diversified, although some Investment Funds may undertake to comply with certain investment concentration limits. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Investment Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the NAVs of such Investment Funds may be subject to greater volatility than those of investment companies that are more fully diversified, and this may negatively impact the NAV of the Master Fund.

Investment Funds’ Securities Are Generally Illiquid

The securities of the Investment Funds in which the Master Fund invests or plans to invest may be illiquid. Subscriptions to purchase the securities of Investment Funds are generally subject to restrictions or delays. Similarly, the Master Fund may not be able to dispose of Investment Fund securities that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Investment Fund securities, the Master Fund, when it is able to redeem, might obtain a less favorable price than that which prevailed when it decided to buy or sell such securities.

Industry Trend Towards Longer Lock-Ups; Modification of Portfolio Liquidity Requirements

Many Investment Funds have lengthened the lock-up periods during which an investor must hold an investment in an Investment Fund and the Adviser believes that this trend may continue. If this trend does continue, it could negatively impact the liquidity of the Master Fund, which may force the Adviser to forgo investing in certain Investment Funds that are attractive due to the longer lock-up periods being employed.

Valuation of Investments in Investment Funds

The valuation of the Master Fund’s investments in Investment Funds is ordinarily determined based upon valuations calculated by the Independent Administrator (as defined below), in many cases based on information provided by the Investment Managers or third party administrators of Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers or their administrators. In this regard, an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation. The Master Fund has established a Valuation Committee of its Board, which oversees the actions of the “Adviser’s Valuation Committee.” The Adviser’s Valuation Committee is composed of members of the Investment Committee as well as other representatives of the Adviser. Certain members of the Adviser’s Valuation Committee may face conflicts of interest in overseeing the value of the Master Fund’s investments, as the valuation of the Master Fund’s investments will affect the Adviser’s compensation. Although the Adviser’s Valuation Committee reviews the valuation procedures used by the Investment Managers, neither the Adviser’s Valuation Committee, the Independent Administrator, nor the Adviser can confirm or review the accuracy of valuations provided by Investment Managers or their administrators.

If an Investment Manager’s valuations are consistently delayed or inaccurate, the Adviser generally will consider whether the Investment Fund continues to be an appropriate investment for the Master Fund. The Master Fund may be unable to redeem or otherwise dispose of interests in such an Investment Fund quickly, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Investment Manager’s valuations, and the Adviser’s Valuation Committee will determine the value, and may discount the value of the interests, if deemed to be the estimated fair value of such holding in keeping with the Master Fund’s valuation procedures.

Multiple Levels of Fees and Expenses

Although, in many cases, investor access to the Investment Funds may be limited or unavailable, an investor who meets the conditions imposed by an Investment Fund may be able to invest directly with the Investment Fund. By investing indirectly in Investment Funds, Shareholders bear asset-based fees at the Master Fund level in addition to any asset-based fees and performance-based fees and allocations at the Investment Fund level. Moreover, Shareholders bear a proportionate share of the fees and expenses of the Master Fund (including management fees, expenses, operating costs, sales charges, brokerage transaction expenses (if any), and administrative and servicing fees) and, indirectly, expenses of the Investment Funds. Thus, a Shareholder may be subject to higher operating expenses than if he, she or it invested in an Investment Fund directly or in a closed-end fund that did not utilize a “fund of funds” structure.

Certain of the Investment Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Investment Funds. Accordingly, an Investment Manager to an Investment Fund with positive performance may receive performance-based compensation from the Investment Fund, and thus indirectly from the Master Fund and its Shareholders, even if the Master Fund’s overall performance is negative. Generally, fees payable to Investment Managers of the Investment Funds range from 0.50% to 3.00% (annualized) of the average NAV of the such funds’ investment. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 10% to 20% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The performance-based compensation received by an Investment Manager also may create an incentive for that Investment Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Investment Manager without independent oversight. In addition, if performance of an Investment Fund falls, Investment Fund expenses may increase as a percentage of gross returns, which could result in disproportional decreases in such fund’s performance. Also, if Investment Fund performance and/or assets under management decrease yet the fund’s expenses fail to decrease proportionally, the Master Fund’s allocable share of such fund’s operating expenses could increase, thus negatively impacting the Master Fund’s performance.

Duplicative Transaction Costs

Investment decisions of the Investment Funds are generally made by their Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing securities of an issuer whose securities are being sold by another Investment Fund. Consequently, the Master Fund could indirectly incur transaction costs without accomplishing any net investment result.

Investment Managers Invest Independently

The Investment Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Investment Managers do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Investment Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Investment Manager may receive incentive compensation in respect of its portfolio for a period even though the Master Fund’s NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Investment Managers selected by the Adviser may be competing with each other for the same positions in one or more markets.

Turnover

The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Master Fund will have no control over this turnover. In addition, the withdrawal of the Master Fund from an Investment Fund could involve expenses to the Master Fund under the terms of the Master Fund’s investment with that Investment Fund.

Affiliate Funds

The Master Fund may invest in Investment Funds sponsored, managed or co-managed by certain affiliates, subject to obtaining required exemptive relief from the SEC and an affirmative vote of a majority of the Independent Trustees. Such an investment may create a conflict of interest between the Master Fund and the Adviser and its affiliates, directors, trustees, managers, members, partners, officers, and employees (each a “Related Party” and collectively the “Related Parties”) that has sponsored or is managing or co-managing such Investment Fund. The Independent Trustees will review, among other things, such conflicts of interest in determining whether to approve such investment. However, the Adviser reserves the right to manage certain portions of the Master Fund’s portfolio directly where it has a specific competency do so.

Inability to Vote; Waiver of Voting

The Master Fund typically may determine to limit its investment position in an Investment Fund to less than 5% of the Investment Fund’s outstanding voting securities, absent reliance on an exemptive rule or position under the 1940 Act. The Master Fund may determine to purchase non-voting securities in, or contractually waive or limit its voting interest in, certain Investment Funds (for example, to facilitate investments in smaller Investment Funds determined attractive by the Adviser) in order to avoid becoming subject to certain 1940 Act prohibitions with respect to affiliated transactions or to avoid negative tax consequences of ownership of an offshore Investment Fund. Although the Adviser does not expect that a significant number of waivers of voting rights will be undertaken, the Adviser may, under a policy adopted by the Board, waive certain voting rights in certain instances, subject to reporting to the Board, which waiver would allow the Master Fund, as well as potentially other clients of the Adviser, to invest in the same Investment Funds or to make larger investments in those Investment Funds. A waiver could allow an additional investment where it was determined that an existing investment in the same fund by a Master Fund affiliate could otherwise prevent such an investment. Any waiver may be undertaken as an irrevocable contractual agreement to waive or limit the Master Fund’s ability to vote with regard to the election or removal of Investment Fund directors (or their equivalent). To the extent the Master Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund, including potentially matters adverse to the Master Fund’s interests. Such waivers potentially could have an adverse impact on the Master Fund. Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Master Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Master Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to affiliated transactions.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments

Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Investment Manager has the right, in consultation with the Adviser, to refuse to manage some or all of the Master Fund’s assets that the Adviser may wish to allocate to such Investment Manager. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from the Master Fund, continued sales of Shares to others would dilute the indirect participation of existing Shareholders with such Investment Manager.

Limitations on Ability to Invest in Investment Funds

In the event that the Master Fund is able to make investments in Investment Funds (including RICs) only at certain times, the Master Fund may invest any portion of its assets that is not invested in Investment Funds in short-term debt securities or money market securities pending investment in Investment Funds. During the time that the Master Fund’s assets are not invested in Investment Funds, that portion of the Master Fund’s assets will not be used to pursue the investment objective of the Master Fund. In addition, for temporary defensive or operational reasons, at times the Adviser may vary the investment allocations in the Master Fund by adjusting the allocation to cash or cash equivalents rather than being fully invested in Investment Funds.

Indemnification of Investment Funds and Investment Managers

The Master Fund may agree to indemnify certain of the Investment Funds and the Investment Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of Shares.

This section discusses the types of investments that are expected to be made by the Investment Funds and by the Master Fund directly and the principal risks associated with such investments. In general, these principal risks exist whether the investment is made by an Investment Fund or by the Master Fund directly or through the Subsidiary, and therefore for convenience purposes, the description of such risks in terms of an Investment Fund is intended to include the same risks for investments made directly by the Master Fund or through the Subsidiary. It is possible that an Investment Fund or the Master Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of an Investment Manager.

Risks of Investment Activities Generally

All securities investing and trading activities risk the loss of capital. No assurance can be given that the Master Fund’s or any Investment Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

Leverage

The Master Fund may use leverage to pay operating expenses, to repurchase Shares or pay dividends/distributions (while awaiting proceeds from redemptions in underlying Investment Funds) and for certain other purposes including general investment and working capital purposes. In addition, certain Investment Funds may utilize leverage in their investment programs. Such leverage may take the form of loans for borrowed money, trading on margin or other forms of direct and indirect borrowings, or derivative instruments, including, among others, forward contracts, futures contracts, options, swaps and reverse repurchase agreements, and other instruments and transactions that are inherently leveraged. The utilization of leverage will increase the volatility of the Master Fund’s investments. In addition, certain of the Investment Funds may buy and sell securities on margin and otherwise utilize leverage, further increasing the volatility of the Master Fund’s investments. The use of leverage by the Master Fund or the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Master Fund may be subject. Trading securities on margin results in interest charges and, depending on the amount of trading activity, such charges could be substantial. The level of interest rates generally, and the rates at which the Master Fund and the Investment Funds can borrow in particular, can affect the operating results of the Master Fund. The low margin deposits normally required in futures and forward trading permit a high degree of leverage; accordingly, a relatively small price movement in a futures contract can result in immediate and substantial losses to the investor. Such a high degree of leverage necessarily entails a high degree of risk.

The rights of any lenders to the Master Fund or the Investment Funds to receive payments of interest or repayments of principal will likely be senior to those of the Shareholders or the investors in the Master Fund or such Investment Funds, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Master Fund or the Investment Funds, including the ability to make distributions or to repurchase Shares.

Highly Volatile Markets

The prices of an Investment Fund’s investments, and therefore the NAVs of the Master Fund’s Shares, can be highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which an Investment Fund or the Master Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Moreover, since internationally there may be less government supervision and regulation of worldwide stock exchanges and clearinghouses than in the

U.S., Investment Funds also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

Equity and Equity-Related Instruments

Investment Funds and the Master Fund may invest long and short in equities and equity-related instruments in their investment programs. Stocks, options and other equity-related instruments may be subject to various types of risk, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risk of loss. “Equity securities” may include common stocks, preferred stocks, interests in real estate investment trusts (“REITs”), convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures or limited liability companies and similar enterprises, warrants and stock purchase rights. In general, stock values fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the value of the stocks and other securities and instruments that an Investment Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. The volatility of equity securities means that the value of an investment in the Master Fund may increase or decrease. Certain types of equity securities, such as interests in Real Estate Investment Trusts or REITs, carry specific risks to which an Investment Fund may be subject to the extent it invests in REITs. Specifically, an Investment Fund investing in REITs will be subject, in addition to securities market risks, to risks associated with the ownership of real estate, including terrorist attacks, war or other acts that can destroy real property. Some REITs may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that a fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. Securities issued by private partnerships in real estate may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments. Another type of equity security with specific risks are those issued by companies within the energy or natural resources industries. The production and marketing of commodities, energy and natural resources may be affected by actions and changes in governments. Securities of such companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various hard assets, as well as changes in demand due to international economic conditions. In addition, some such companies may also be subject to the risks of mining and oil drilling, and the risks of other hazards, such as fire, drought, and increased regulatory and environmental costs.

Short Selling

Investment Funds and the Master Fund may engage in short selling. Short selling involves selling securities that may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the security necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. In addition, regulation modifying, preventing and/or limiting short sales may adversely affect the ability of certain Investment Funds or the Master Fund to meet their objectives.

Fixed Income Securities

Investment Funds and the Master Fund may invest in fixed income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S.

government or one of its agencies or instrumentalities or by a foreign government; municipal bonds; and mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”). These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s or a guarantor’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk). In addition, MBS and ABS may also be subject to call risk and extension risk. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans. In addition, substantial defaults on underlying mortgages or other assets may occur, and the risks of such defaults have increased due to recent and continuing economic turmoil.

Fixed Income Risk

Certain types of fixed income securities and other credit instruments may be subject to heightened liquidity risk arising from the credit crisis beginning in 2007. Such investments include collateralized debt obligations (“CDOs”), high-yield bonds, debt issued in leveraged buyout transactions, mortgage and asset-backed securities, and short-term asset-backed commercial paper, which became very illiquid in the latter half of 2007, and certain investments have remained illiquid or relatively illiquid. General market uncertainty and consequent re-pricing of risk led to market imbalances between sellers and buyers, which in turn resulted in significant valuation uncertainties in mortgage and credit-related securities and other instruments. These conditions resulted, and in many cases continue to result in, greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value. Such market conditions and the above factors may increase the level of difficulty encountered in valuing such securities and other credit instruments which could result in sudden and significant valuation increases or declines in the NAV of the Master Fund.

Interest Rate Risk

Investment securities are subject to interest rate risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. In general, the value of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively. The Master Fund may be exposed to fixed income securities of any maturity.

High Yield Debt; Distressed Debt

High yield bonds (commonly known as “junk bonds”), distressed debt instruments and other lower-rated (or similar but unrated) debt securities (collectively referred to here as “high yield debt”) in which Investment Funds and the Master Fund may invest will typically be junior to the obligations of companies to senior creditors, trade creditors and employees. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the issuer or in general economic, financial, competitive, regulatory or other conditions may impair the ability of the issuer to make payments of principal and interest. High yield debt securities have historically experienced greater default rates than investment grade securities. The ability of holders of high yield debt to influence a company’s affairs, especially during periods of financial distress or following insolvency, will be substantially less than that of senior creditors.

Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of high-yield debt securities to make principal and interests payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of high-yield debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities, and thus less liquid because, among other reasons, certain investors, due to their investment mandates, are precluded from owning such securities.

As with other investments, there may not be a liquid market for certain high yield debt, which could result in an Investment Fund being unable to sell such securities for an extended period of time, if at all. In addition, as with other types of investments, the market for high yield debt has historically been subject to disruptions that have caused substantial volatility in the prices of such securities. Consolidation as well as turbulence in the financial services industry has resulted in there being fewer market makers for high yield debt, which may result in further risk of illiquidity and volatility with respect to high yield debt, and this trend may continue in the future.

Insolvency Considerations with Respect to Issuers of Indebtedness

Various laws enacted for the protection of creditors may apply to indebtedness in which the Investment Funds and the Master Fund invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer: (i) was insolvent; (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which an Investment Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Investment Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from the Investment Fund to which such payments were made.

The Master Fund does not anticipate that the Investment Funds will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination. There can be no assurance, however, that the Investment Fund or any lending institution or other party from which the Investment Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Investment Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Investment Fund.

Indebtedness consisting of obligations of foreign issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Foreign Investments

Investment Funds and the Master Fund may invest in securities of foreign issuers and the governments of foreign countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Investment Funds’ investment opportunities. In addition, because foreign entities are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about a foreign company than a U.S. company. There also is less regulation, generally, of the securities markets in many foreign countries than there is in the U.S., and such markets may not provide the same protections available in the U.S. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Investment Funds’ investments in those countries. Furthermore, individual economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Investment Fund’s investment in foreign countries may also be subject to withholding or other taxes, which may be significant and may reduce the Investment Fund’s returns.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the U.S. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Investment in sovereign debt obligations of foreign governments involves additional risks not present in debt obligations of corporate issuers and the U.S. government. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Investment Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Investment in Emerging Markets

Investment Funds and the Master Fund may invest in securities of companies based in emerging markets or issued by the governments of such countries. Securities traded in certain emerging markets may be subject to risks due to the inexperience of financial intermediaries, the lack of modern technology, the lack of a sufficient capital base to expand business operations, and the possibility of temporary or permanent termination of trading. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and emerging markets may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks relating to investments in foreign securities described above, including the possibility of nationalization or expropriation, may be heightened. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by Investment Funds. Settlement mechanisms in emerging securities markets may be less efficient and less reliable than in more developed markets and placing securities with a custodian or broker-dealer in an emerging country may also present considerable risks. The small size of securities markets in such countries and the low volume of trading may result in a lack of liquidity and in substantially greater price volatility. Many emerging market countries have experienced substantial, and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations and fluctuations in the rate of exchange between currencies and costs associated with currency conversion have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. In addition, accounting and financial reporting standards that prevail in certain of such countries are not equivalent to standards in more developed countries and, consequently, less information is available to investors in companies located in such countries.

Foreign Currency Transactions and Exchange Rate Risk

Investment Funds and the Master Fund may invest in equity and equity-related securities denominated in foreign currencies and in other financial instruments, the price of which is determined with reference to such currencies. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between the trade and the settlement dates, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns. The Master Fund will, however, value its investments and other assets in U.S. dollars. To the extent unhedged, the value of the Master Fund’s net assets will fluctuate with U.S. dollar exchange rates as well as with price changes of an Investment Fund’s investments in the various local markets and currencies. Forward currency contracts and options may be utilized by Investment Funds to hedge against currency fluctuations, but the Investment Funds are not required to utilize such techniques, and there can be no assurance that such hedging transactions will be available or, even if undertaken, effective.

Money Market and Other Liquid Investments

Investment Funds may invest, for defensive purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their Investment Managers deem appropriate under the circumstances. From time to time, the Master Fund also may invest in these instruments. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Master Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Restricted and Illiquid Investments

Investment Funds and the Master Fund may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A under the Securities Act. There is no limit to the percentage of an Investment Fund’s net assets that may be invested in illiquid securities. Positions in restricted or non-publicly traded securities, securities on foreign exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent the Investment Funds from promptly liquidating unfavorable positions and subject the Master Fund to substantial losses. This could also impair the Master Fund’s ability to repurchase Shares in a timely manner.

Convergence Risk

The Master Fund may invest in Investment Funds whose Investment Managers take long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying one or more Investment Managers’ trading positions were to fail to converge toward, or were to diverge further from, relationships expected by such Investment Managers, the Master Fund may incur significant losses.

Corporate Event Risks

Substantial transaction failure risks are involved in companies that are the subject of publicly disclosed mergers, takeover bids, exchange offers, tender offers, spin-offs, liquidations, corporate restructuring, and other similar transactions. Similarly, substantial risks are involved in investments in companies facing negative publicity or uncertain litigation. Thus, there can be no assurance that any expected transaction will take place, that negative publicity will not continue to affect a company or that litigation will be resolved in a company’s favor. Certain transactions are dependent on one or more factors to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party constraints, changes in earnings or business lines or shareholder activism as well as many other factors. No assurance can be given that the transactions entered into will result in a profitable investment for the Investment Funds or that the Investment Funds will not incur substantial losses.

Issuer Risks

The issuers of securities acquired by Investment Funds or the Master Fund through the Subsidiary will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition.

Issuers of securities acquired by Investment Funds may be highly leveraged. Leverage may have important adverse consequences to these companies and an Investment Fund as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. In addition, such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel.

Small and Mid-Capitalization Companies

Investment Funds and the Master Fund may invest in securities of small capitalization companies, mid-capitalization companies and recently organized companies and, conversely, the Investment Funds may establish significant short positions in such securities. Historically, such securities, and particularly securities of smaller capitalization companies, have been more volatile in price than those of larger capitalized, more established companies. Many of the risks apply equally to mid-capitalization companies, and such companies are included in the term “small capitalization companies” for the purposes of this risk factor. The securities of small capitalization and recently organized companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Investment Funds or entities in which the Investment Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favorable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalization companies may also be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited or no operating histories are more speculative and entail greater risk than do investments in companies with an established operating record.

Additionally, transaction costs for these types of investments can be higher than those of larger capitalization companies.

Exchange Traded Funds

The Master Fund and Investment Funds may purchase and sell shares of exchange traded funds (“ETFs”), which are a type of investment company bought and sold on a securities exchange. An ETF represents a fixed portfolio of securities designed to track a particular market index. A fund could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market or to hedge other investments. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile. ETFs also have management fees that increase their costs. As a shareholder of an ETF directly, the Master Fund would bear its pro rata portion of the ETF’s expenses, including advisory fees. Similarly, an Investment Fund investing in ETFs also would bear its pro rata portion of the ETF’s expenses, including advisory fees, which the Master Fund indirectly would bear by investing in the Investment Fund. These expenses would be in addition to the fees and other expenses that the Master Fund or Investment Fund bears directly in connection with its own operations.

Purchasing Securities in Initial Public Offerings

Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited or no operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Commodities Risk

Exposure to the commodities markets may subject the Master Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or sectors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

Risks Associated with Derivative Instruments Generally

Investment Funds and the Master Fund (or the Subsidiary) may invest in, or enter into transactions involving, derivative instruments. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of derivatives include, but are not limited to, futures contracts, options contracts, and options on futures contracts. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.

An Investment Fund’s or the Master Fund’s use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular derivative and the Investment Fund’s portfolio as a whole. Derivatives permit an Investment Fund or the Master Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Investment Fund or Master Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Investment Fund’s or the Master Fund’s performance. If an Investment Fund or the Master Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Investment Fund’s or Master Fund’s return or result in a loss. An Investment Fund or the Master Fund also could experience losses if derivatives are poorly correlated with its other investments, or if an Investment Fund or the Master Fund is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

If the other party to a derivative (“Counterparty”) defaults, an Investment Fund’s or the Master Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive. If a derivative contract calls for payments by the Investment Fund or the Master Fund, it must be prepared to make such payments when due. In addition, if the Counterparty’s creditworthiness declined, the value of a derivative contract would be likely to decline, potentially resulting in losses to the Investment Fund. Recent economic events have increased the potential for, and thus risk involved with, Counterparty creditworthiness.

The Master Fund’s or the Investment Funds’ engagement in these transactions involves risk of loss to the Master Fund that could materially adversely affect the value of the Master Fund’s net assets. No assurance can be given that a liquid market will exist for any particular derivative contract at any particular time.

The successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Forward Contracts

Investment Funds and the Master Fund (or the Subsidiary) may enter into forward contracts, which involve the purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.

Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract. The Investment Funds may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns). Forward contracts are transactions involving the Master Fund’s or an Investment Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Investment Funds or the Master Fund (or the Subsidiary) for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Investment Manager of an Investment Fund anticipates purchasing or selling a foreign security. For example, this technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s or the Master Fund’s (or the Subsidiary’s) existing holdings of foreign securities. There may be, however, an imperfect correlation between an Investment Fund’s or the Master Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue an Investment Fund’s investment objective, such as when an Investment Fund’s Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s portfolio. There is no requirement that the Investment Funds or the Master Fund hedge all or any portion of their exposure to foreign currency risks.

Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Manager due to unusually high trading volume, political intervention or other factors. Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Investment Manager would otherwise recommend, to the possible detriment of an Investment Fund. Market illiquidity or disruption could result in major losses to an Investment Fund. In addition, Investment Funds and/or the Master Fund will be exposed to credit risks with regard to counterparties with whom they trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Investment Fund and the Master Fund.

Futures Contracts

Investment Funds and the Master Fund (or the Subsidiary) may enter into futures contracts. The primary risks associated with the use of futures contracts are (a) the imperfect correlation between the change in market value of the instruments held by the Master Fund and the price of the futures contract; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; (e) the possibility that the counterparty will default in the performance of its obligations; and (f) if the Master Fund has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements, and the Master Fund may have to sell securities at a time when it may be disadvantageous to do so.

Swap Agreements

Investment Funds and the Master Fund (or the Subsidiary) may enter into equity, interest rate, index, currency rate, total return and other types of swap agreements. Although the Master Fund (or the Subsidiary) may invest in swaps, it typically would not be the seller (i.e. it would not write the swap). If the Master Fund and/or Subsidiary invests in swaps, the Master Fund and/or Subsidiary will maintain asset coverage pursuant to the 1940 Act and interpretations thereunder. Investment Funds are not subject to the 1940 Act and may engage in any swap activity, including writing swaps. The transactions are entered into in an attempt to obtain a particular return without the need to actually purchase the reference asset. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Investment Funds’ or the Master Fund’s exposure to long-term or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if an Investment Fund agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Master Fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund’s or the Master Fund’s portfolio.

Most swap agreements entered into by an Investment Fund or the Master Fund (or the Subsidiary) would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund or the Master Fund (or the Subsidiary) is contractually obligated to make. If the other party to a swap (“Counterparty”) defaults, an Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund or the Master Fund contractually is entitled to receive. If a swap agreement calls for payments by the Investment Fund, it must be prepared to make such payments when due. In addition, if the Counterparty’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses to the Investment Fund or the Master Fund. Recent economic events have increased the potential for, and thus risk involved with, Counterparty creditworthiness.

Structured Securities

Investment Funds and the Master Fund (or the Subsidiary) may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indexes or other financial indicators (each, a “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed income securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

When-Issued and Forward Commitment Securities

Investment Funds and the Master Fund (or the Subsidiary) may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by an Investment Fund or the Master Fund (or the Subsidiary) to purchase or sell securities at a future date (ordinarily at least one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund or the Master Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund or the Master Fund (or the Subsidiary) disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund or the Master Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Master Fund may incur a loss.

Derivatives with Respect to High Yield and Other Indebtedness

In addition to the credit risks associated with holding high yield debt securities, with respect to derivatives involving high yield and other debt, an Investment Fund or the Master Fund (or the Subsidiary) will usually have a contractual relationship only with the Counterparty of the derivative, and not with the issuer of the indebtedness. An Investment Fund or the Master Fund generally will have no right to directly enforce compliance by the issuer with the terms of the derivative nor any rights of set-off against the issuer, nor have any voting rights with respect to the indebtedness. An Investment Fund or the Master Fund will not directly benefit from the collateral supporting the underlying indebtedness and will not have the benefit of the remedies that would normally be available to a holder of the indebtedness. In addition, in the event of the insolvency of the Counterparty to the derivative, the Investment Fund or the Master Fund will be treated as a general creditor of such Counterparty, and will not have any claim with respect to the underlying indebtedness. Consequently, the Investment Fund or the Master Fund will be subject to the credit risk of the Counterparty as well as that of the issuer of the indebtedness. As a result, concentrations of such derivatives in any one Counterparty subject the Investment Fund, and/or the Master Fund (or the Subsidiary), to an additional degree of risk with respect to defaults by such Counterparty as well as by the issuer of the underlying indebtedness.

Failure of the Investment Funds’ Counterparties, Brokers and Exchanges

Investment Funds and the Master Fund will be exposed to the credit risk of the Counterparties with which, or the brokers, dealers and exchanges through which, they deal, whether they engage in exchange-traded or off-exchange transactions. An Investment Fund or the Master Fund may be subject to risk of loss of its assets on deposit with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Investment Fund, or the bankruptcy of an exchange clearing house. Although the Commodity Exchange Act requires a commodity broker to segregate the funds of its customers, if a commodity broker fails to properly segregate customer funds, the Investment Fund or the Master Fund may be subject to a risk of loss of its funds on deposit with such broker in the event of such broker’s bankruptcy or insolvency. The Investment Fund or the Master Fund may be subject to risk of loss of its funds on deposit with foreign brokers because foreign regulatory bodies may not require such brokers to segregate customer funds. The Investment Fund or the Master Fund may be required to post margin for its foreign exchange transactions either with their broker or other foreign exchange dealers who are not required to segregate funds (although such funds are generally maintained in separate accounts on the foreign exchange dealer’s books and records in the name of the Investment Fund). Under certain circumstances, such as the inability of another customer of the commodity broker or foreign exchange dealer or the commodity broker or foreign exchange dealer itself to satisfy substantial deficiencies in such other customer’s account, the Investment Fund or the Master Fund may be subject to a risk of loss of its funds on deposit with such broker or dealer, even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Investment Fund might recover, even in respect of property specifically traceable to the Investment Fund or the Master Fund, only a pro rata share of all property available for distribution to all of such broker’s or dealer’s customers.

Many of the markets in which the Investment Funds or the Master Fund (or the Subsidiary) effects their transactions are “over-the-counter” or “interdealer” markets. Participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent that an Investment Fund or the Master Fund (or the Subsidiary) invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Fund or the Master Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two Counterparties generally do not benefit from these protections, which in turn may subject an Investment Fund or the Master Fund to the risk that a Counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “Counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds or the Master Fund (or the Subsidiary) to transact business with any one or any number of Counterparties, the lack of any independent evaluation of the Counterparties’ financial capabilities or their creditworthiness, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Master Fund.

In addition, the Master Fund and certain of the Investment Funds may engage in direct or indirect trading of securities, currencies, forward contracts, options, swaps and repurchase agreements on a principal basis. As such, an Investment Fund and/or the Investment Managers as transferee or Counterparty could experience both delays in liquidating the underlying security, future or other investment and losses, including: (a) the risk of the inability or refusal to perform with respect to such transactions on the part of the principals with which the Investment Fund trades; (b) possible decline in the value of any collateral during the period in which the Investment Fund seeks to enforce its rights with respect to such collateral; (c) possible subnormal levels of income and lack of access to income during such period; (d) expenses of enforcing its rights; and (e) legal uncertainty concerning the enforceability of certain rights under swap agreements and possible lack of priority against collateral posted under the swap agreements. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Investment Fund, and in turn the Master Fund, to substantial losses. The Investment Fund will not be excused from performance on any such transactions due to the default of third parties in respect of other trades which in the Investment Fund’s trading strategies were to have substantially offset such contracts.

Convertible Securities Risk

The Master Fund and certain of the Investment Funds may invest in convertible securities. The value of convertible securities may fall when interest rates rise and increase when interest rates fall. Convertible securities with longer maturities tend to be more sensitive to changes in interest rates, usually making them more volatile than convertible securities with shorter maturities. Their value also tends to change whenever the market value of the underlying common or preferred stock fluctuates. An Investment Fund could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.

Arbitrage Strategies Risk

Certain Investment Funds may invest in various arbitrage strategies, including convertible arbitrage, merger/event-driven arbitrage, fixed income arbitrage, volatility arbitrage and statistical arbitrage. Arbitrage investment typically seeks to take advantage of temporary perceived inefficiencies in the pricing of certain assets. Through research and analysis, arbitrage investors seek to find investment opportunities that have not been deemed to be viable by other investors. Such investments may be available only cyclically or not at all. Furthermore, if assumptions used in the research and analysis of the arbitrage investment are incorrect or if the model used to evaluate arbitrage investments is flawed, arbitrage strategies may be unsuccessful.

Global Macro Investing Risk

Investment Managers using Global Macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments. Such strategies rely on the use of, among other things, currency and derivative markets, each of which bear their own risks, as well as certain assumptions about global macro-economic trends. There can be no assurance that such macro-economic assumptions will prove to be correct.

Managed Futures and Commodities Trading Advisors (CTAs) Risk

Certain Investment Funds may be structured as managed futures funds, or CTA funds. These funds typically use futures contracts to go long or short in an underlying commodity, equity index or interest rate, among other things. Most managed futures funds or CTAs use programmatic trading strategies that are created using computer models and simulators. Commodities in particular can exhibit extreme volatility from time to time. These strategies entail several risks, including but not limited to, the leverage inherent in futures contracts, a risk that is potentially magnified by the high levels of volatility of certain commodities underlying some futures contracts, the risk that a programmatic trading model that worked in the past may not work in the current or future market environment, regulatory risks regarding margin maintenance requirements, and operational and execution risks in the implementation of the models.

Subsidiary Risk

By investing in the Subsidiary, the Master Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The commodity-related instruments held by the Subsidiary are generally similar to those that are permitted to be held by the Master Fund and are subject to the same risks that apply to similar investments if held directly by the Master Fund (see “Risks Associated with Derivative Instruments Generally” above). There can be no assurance that the investment objective of the Subsidiary will be achieved. The Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this prospectus, is not subject to all the investor protections of the 1940 Act. However, the Master Fund and the Subsidiary are both managed by the Adviser, making it unlikely that the Subsidiary will take action contrary to the interests of the Master Fund. The Board has oversight responsibility for the investment activities of the Master Fund, including its investment in the Subsidiary, and the Master Fund’s role as sole shareholder of the Subsidiary. To the extent applicable to the investment activities of the Subsidiary, the Subsidiary will be subject to the same investment restrictions and limitations, and follow the same compliance policies and procedures, as the Master Fund, including among others capital structure, asset coverage, borrowing and affiliated transaction restrictions. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Master Fund and/or the Subsidiary to operate as described in this prospectus and the SAI and could adversely affect the Master Fund

Investment Funds’ Investment Strategies

Investment Managers will, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models or assumptions, achieve a certain level of performance relative to specified benchmarks, and enter into hedging and other strategies intended, among other things, to affect the Investment Funds’ performance, risk levels, and/or market correlation. There can be no assurance that any Investment Manager will have success in achieving any goal related to such practices. The Investment Managers may be unable to or may choose in their judgment not to seek to achieve such goals.

The success of an Investment Manager’s trading activities will depend on, among other things, the Investment Manager’s ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the capital markets. Identification and exploitation of the investment strategies to be pursued by an Investment Manager involve a high degree of uncertainty. No assurance can be given that the Investment Managers will be able to locate suitable investment opportunities in which to deploy all their capital. A reduction in the volatility and pricing inefficiency of the markets in which an Investment Manager may seek to invest, as well as other market factors, will reduce the scope for an Investment Manager’s investment strategies.

Limits of Risk Disclosure

The above discussions relating to various principal risks associated with the Master Fund, Shares, and the Investment Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Master Fund. In addition, as the Master Fund’s investment program or market conditions change or develop over time, an investment in the Master Fund may be subject to risk factors not currently contemplated or described herein.

IN VIEW OF THE RISKS NOTED ABOVE, THE MASTER FUND SHOULD BE CONSIDERED A LONG-TERM AND ILLIQUID INVESTMENT AND INVESTORS SHOULD INVEST IN THE MASTER FUND ONLY IF THEY CAN MEET THEIR FORESEEABLE LIQUIDITY NEEDS WITH RESOURCES OUTSIDE OF AN INVESTMENT IN THE MASTER FUND.

NO GUARANTEE OR REPRESENTATION IS MADE THAT THE INVESTMENT PROGRAM OF THE MASTER FUND OR ANY INVESTMENT FUND WILL BE SUCCESSFUL, THAT THE VARIOUS INVESTMENT FUNDS SELECTED WILL PRODUCE POSITIVE RETURNS OR THAT THE MASTER FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVE.

ITEM 9. MANAGEMENT

ITEM 9.1(a) The Board has overall responsibility for the management and supervision of the business operations of the Master Fund and monitoring and overseeing the Master Fund’s investment program. A majority of the Trustees are Independent Trustees as defined in the 1940 Act. To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, any person, including without limitation, the officers of the Master Fund, the Adviser or any committee of the Board.

ITEM 9.1 (b) Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Adviser is responsible for the management and operation of the Master Fund and the selection of the Investment Funds and Investment Managers with which the Master Fund invests its assets pursuant to the Investment Management Agreement (as defined below).

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and has its principal offices at 4265 San Felipe, Suite 800, Houston, Texas 77027. The Adviser is also registered with the Commodities Futures Trading Commission (“CFTC”) as a commodity pool operator and commodities trading advisor and is a member of the National Futures Association. The Adviser, which is a Texas limited partnership, is owned by Salient Partners, L.P. (“Salient”), a Houston-based investment firm that advises or consults on over $17.9 billion in assets as of December 31, 2012. The Adviser’s Investment Committee members responsible for management, selection and oversight of the Master Fund are experienced and educated investment professionals with a long performance record in alternative investments. They have evaluated, structured, managed and monitored billions of dollars in a wide range of alternative investments and maintain a strong network within the alternative investment community as a result of their experience. The Adviser and its personnel maintain relationships with a large number of Investment Managers. The Adviser believes that, among other things, as a result of these contacts the Master Fund should have access to a large number of Investment Funds from which to select. The Investment Committee is comprised of John A. Blaisdell, Lee G. Partridge, and Jeremy L. Radcliffe. William K. Enszer has the day-to-day investment oversight responsibility for the Master Fund. The Adviser’s investment professionals will devote such time to the ongoing operations of the Master Fund as they deem appropriate in order to implement and monitor their investment program.

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser an investment management fee, accrued monthly and payable quarterly in arrears, equal to 0.75% on an annualized basis of the Master Fund’s average net assets as of each month-end (“Investment Management Fee”). In the case of a partial month, the Investment Management Fee is based on the number of days during the month in which the Adviser invested Master Fund assets. The Investment Management Fee is paid to the Adviser out of the assets of the Master Fund and will decrease the net profits or increase the net losses of the Master Fund. The Investment Management Fee is computed as a percentage of the average net assets of the Master Fund, valued based on the net assets of the Master Fund as of the last business day of each month, and is due and payable in arrears within five business days after the end of the quarter. Net assets mean the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund. The Subsidiary does not pay an Investment Management Fee.

ITEM 9.1 (c) The personnel of the Adviser who have primary responsibility for management of the Master Fund are:

John A. Blaisdell (Managing Director) - John A. Blaisdell is the Chief Executive Officer and a Co-Founder of Salient Partners, L.P. In addition to his role as CEO, Mr. Blaisdell serves as the Chairman of the Salient Board of Trustees. He also serves on SMF, a NYSE Fund, and various other Fund Boards and governance and investment committees. Prior to joining Salient in 2002, Mr. Blaisdell served as Chief Executive Officer of Wincrest Ventures, LP (“Wincrest”), a private investment holding company for a high-net-worth Texas family from 1997 to 2002. At Wincrest, he developed and managed large portfolios broadly diversified across a range of asset classes, executed several large private equity transactions, and served in various financial and wealth advisory capacities. Prior to joining Wincrest, Mr. Blaisdell was a partner, President and COO of Leisure Management International (“LMI”) for seven years. Under his leadership, LMI grew to become one of the industry leaders in the management of sports and entertainment facilities around the world. Mr. Blaisdell has served on the Board of Directors of many public, private and charitable organizations in Florida, Texas, and New Mexico. Mr. Blaisdell received a B.S. from Barry University in 1983 and an M.B.A. from the University of Miami in 1987.

William K. Enszer (Director) – William K. Enszer is Director of Investments at Salient, where he leads the firm’s external managers team that invests absolute return and alternative strategies. Mr. Enszer and his team focuses on the sourcing, evaluation and due diligence of hedge funds under these two strategies. Prior to joining Salient, Mr. Enszer was a Vice President of Investments and member of the Investment Committee of a Houston-based wealth management and alternative investments firm. During his five years there, Mr. Enszer developed and directed their hedge fund research and due diligence processes and assisted in the construction and management of the firm’s three fund of hedge funds. During his tenure there, Mr. Enszer covered CTAs, long/short equity, event-driven, relative value, and credit based hedge fund strategies. Prior to his current field of expertise, Mr. Enszer spent five years at ExxonMobil as a financial analyst and auditor. Mr. Enszer earned a B.B.A. in finance and economics from Baylor University and an M.B.A., Beta Gamma Sigma, from Tulane University’s A.B. Freeman School of Business.

Lee G. Partridge (Managing Director) – Lee G. Partridge is the Chief Investment Officer of Salient, where he oversees the overall asset, allocation, strategy allocation, fund selection process, due diligence process, ongoing surveillance and hedging routines, where applicable. He is also a Managing Director of Salient, where he is a member of the organization’s management committee; works with the Investment Committee to establish guidelines and best practices related to the firm’s investment practices; and oversees many of the firm’s strategic alliances. In addition to his role at Salient, Mr. Partridge directly oversees the investment program for a $7.7 billion investment portfolio of a public employee retirement plan. Prior to joining Salient, Mr. Partridge was the founder and CEO of Integrity Capital, LLC, which spanned traditional and alternative investment strategies and the Deputy Chief Investment Officer of the Teacher Retirement System of Texas, where he was responsible for global asset allocation, risk management, portfolio construction, external managers, hedge funds, derivative strategies, equity trading, futures trading and risk management. Mr. Partridge holds an M.B.A. degree from Rice University and a B.A. degree in Psychology from the University of Houston. He also holds both the CFA and CAIA designations.

Jeremy L. Radcliffe (Managing Director) - Jeremy L. Radcliffe is a Managing Director of Salient, where his primary responsibility is managing the daily operations of the firm’s investments division. Prior to forming Salient in 2002, he was a partner and managed certain of the private equity investments of Redstone from 1998 to 2002. A native Houstonian, Mr. Radcliffe is a magna cum laude graduate of Princeton University (1996), where he earned an A.B. in Classics while specializing in Latin as well as Roman history and architecture.

The Adviser and certain other entities controlled by Salient manage investment programs that are similar to that of the Master Fund, and the Adviser and/or Salient in the future may serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the Master Fund’s. The Adviser manages the assets of the Subsidiary pursuant to the Master Fund’s investment management agreement, and the Board, including the Independent Trustees thereof, review such agreement annually pursuant to the requirements of the 1940 Act.

A discussion of the factors considered by the Trustees when last approving the Investment Management Agreement will be contained in the shareholder report of the Master Fund covering the period ended June 30, 2013.

Salient Capital, L.P. acts as placement agent for the Master Fund.

ITEM 9.1(d) Citi Fund Services Ohio, Inc. serves as the independent administrator (“Independent Administrator”) of the Master Fund and has the responsibility for providing administrative services, including dividend reinvestment administration and transfer agent services, and for assisting the Master Fund with its operational needs, pursuant to the administration agreement. In consideration for these services, the Master Fund pays the Independent Administrator a monthly administration fee based on the month-end aggregated net asset value of the Master Fund and its feeder fund (the “Funds“) (net of any Fund’s net asset value invested in another Fund). In addition, the Independent Administrator charges a fee for certain other services, and is entitled to reimbursement of certain expenses. Part B provides additional information about the Independent Administrator.

ITEM 9.1 (e) JPMorgan Chase Bank, National Association (the “Custodian”) serves as custodian for the Master Fund. Pursuant to a custodian agreement (“Custodian Agreement”), the Custodian maintains custody of the Master Fund’s assets and is paid a fee for such services. The Custodian is also entitled to reimbursement of certain expenses. The Custodian’s address is One American Lane, Greenwich, CT 06831.

ITEM 9.1 (f) The Master Fund pays all of its expenses other than those that the Adviser or an affiliate of the Adviser assumes, if any. The Master Fund’s fees and expenses will decrease the returns of the Master Fund. Part B provides additional information about the Master Fund’s expenses.

The Investment Funds will incur various fees and expenses in connection with their operations. The Master Fund incurs management and incentive or performance-based fees of the Investment Funds as an investor in such Investment Funds. Such fees, as with fees or expenses incurred in any fund, reduce investment returns. These expenses and fees are in addition to those incurred by the Master Fund directly.

ITEM 9.1 (g) AFFILIATED BROKERAGE

Not applicable.

ITEM 9.2. NON-RESIDENT MANAGERS

Not applicable.

ITEM 9.3 CONTROL PERSONS

See response to item 19 below. To the extent that any investor is the beneficial owner of more than 25% of the outstanding Shares (by value) of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. Salient Alternative Strategies I Fund may be deemed to control the Master Fund.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

Each Shareholder of the Master Fund has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Board. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Master Fund’s business, and may not act for or bind the Master Fund.

Pursuant to the Dividend Reinvestment Plan (“DRP”) established by the Master Fund, each Shareholder will automatically be a participant under the DRP and have all income distributions, whether dividend distributions and/or capital gains distributions automatically reinvested in additional Shares. Election not to participate in the DRP and to receive all income distributions, whether dividend distributions or capital gain distributions, in cash may be made by notice to a Shareholder’s Intermediary (who should be directed to inform the Master Fund). A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the
95-day period. A Shareholder whose Shares are registered in the name of a nominee (such as an Intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Shareholder’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRP.

Shares will be issued pursuant to the DRP at their NAV determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request must be received by the Master Fund before the record date to be effective for that dividend or capital gain distribution. The Master Fund may terminate the DRP at any time upon written notice to the participants in the DRP. The Master Fund may amend the DRP at any time upon 30 day’s written notice to the participants. Any expenses of the DRP will be borne by the Master Fund.

No Shareholder (or other person holding Shares (or portions thereof) acquired from a Shareholder) will have the right to require the Master Fund to redeem its Shares or any portion thereof. No public market exists for trading Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Master Fund, as described below. The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Shares from Shareholders pursuant to written tenders by Shareholders. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all investors in the Master Fund on similar terms.

Subject to the discussion above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be a percentage of the value of the Master Fund’s outstanding Shares. If a repurchase offer is oversubscribed by Shareholders, the Master Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder. In determining whether the Master Fund should offer to repurchase Shares pursuant to written requests, the Board will consider the recommendation of the Adviser. The Adviser expects to recommend quarterly repurchases with Valuation Dates (as defined below) on or about March 31, June 30, September 30 and December 31 of each year. In determining whether to accept the Adviser’s recommendation (in whole or in part), the Board considers the following factors, among others:

•	whether any Shareholders have requested to tender Shares or portions of Shares to the Master Fund;

•

as discussed in more detail below, the composition and liquidity of the Master Fund’s assets (including fees and costs associated with the Master Fund’s withdrawing from Investment Funds and/or disposing of assets if any allocated to sub-advisers);

•	the investment plans and working capital of the Master Fund;

•	the relative economies of scale of the repurchase requests with respect to the size of the Master Fund;

•	the past practice of the Master Fund in repurchasing Shares;

•	the availability of information as to the value of the Master Fund’s interests in underlying Investment Funds;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

•	the anticipated tax consequences of any proposed repurchases of Shares.

The Master Fund will conduct a repurchase offer only if the Board determines that payment for tendered shares would not disrupt the Master Fund’s investment program or adversely affect shareholders that remain invested in the Master Fund.

Many Investment Funds have lengthened the lock-up periods during which an investor must hold an investment in an Investment Fund and the Adviser believes that this trend may continue. If this trend does continue, it could negatively impact the liquidity of the Master Fund, which may force the Adviser to forgo investing in certain Investment Funds that are attractive due to the longer lock-up periods being employed, or require that the Master Fund modify its current liquidity guidelines.

The Board will determine if the Master Fund will offer to repurchase Shares (or portions of Shares) pursuant to written tenders only on terms that the Board deems to be fair to the Master Fund and its Shareholders. The amount due to any Shareholder whose Shares (or portion thereof) are repurchased will be equal to the Master Fund’s NAV per the Share being repurchased, as of the Valuation Date (as defined below). If the Board determines that the Master Fund will offer to repurchase Shares, notice will be provided to Shareholders that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Master Fund, and contains other information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Master Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Master Fund upon a repurchase of Shares will be made in part or in whole in cash or securities of equivalent value. The Master Fund does not generally expect to distribute securities as payment for repurchased Shares except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Master Fund or its Shareholders, or if the Master Fund has received distributions from Investment Funds in the form of securities that are transferable to the Shareholders. Securities that are distributed in-kind in connection with a repurchase of Shares may be illiquid. Any in-kind distribution of securities will be valued in accordance with the Master Fund’s valuation procedures and will be distributed to all tendering Shareholders on a proportional basis.

In light of liquidity constraints associated with the Master Fund’s investments in Investment Funds and the possibility that the Master Fund may have to effect withdrawals from those Investment Funds to pay for Shares being repurchased, the Master Fund expects to employ the following repurchase procedures:

•

The value of Shares (or portions thereof) being repurchased will be determined as of a date, determined by the Board in its sole discretion, which under normal circumstances, would not be earlier than 30 days after the Expiration Date (the “Valuation Date”). As discussed above, the Adviser expects that it will recommend to the Board that the Master Fund repurchase Shares quarterly with a Valuation Date on or about March 31, June 30, September 30 and December 31 of each year.

•

The initial payment (the “Initial Payment”) in respect of a repurchase will be made in an amount equal to at least 95% of the estimated value of the repurchased Shares (or portion thereof), determined as of the Valuation Date. The Initial Payment will be made as of the later of: (1) approximately the 35th day after the Valuation Date; or (2) in the sole discretion of the Adviser, if the Master Fund has requested withdrawals of capital from any Investment Funds in order to fund the repurchase of Shares, within ten business days after the Master Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Master Fund from the Investment Funds (the “Investment Fund Payment Date”).

•

The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of: (1) the value of the repurchased Shares (or portion thereof), determined as of the Valuation Date based upon the results of the annual audit of the Master Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred; over (2) the Initial Payment. The Adviser anticipates that the annual audit of the Master Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Master Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•

Although the amounts required to be paid by the Master Fund will generally be paid in cash, the Master Fund may, under certain limited circumstances, pay all or a portion of the amounts due by an in-kind distribution of securities.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Master Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Master Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Shares, the Master Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Trustees, that such suspension, postponement or termination is advisable for the Master Fund and its Shareholders, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Master Fund to dispose of its investments, to determine the value of its net assets, or other unusual circumstances as determined in the Board’s sole discretion.

Each Shareholder whose Shares (or portion thereof) have been accepted for repurchase will continue to be a Shareholder of the Master Fund until the Valuation Date (and thereafter if its Share are repurchased in part) and may exercise its voting rights with respect to the repurchased Shares (or portion thereof) until the Valuation Date. Moreover, the Shares held by a Shareholder whose Shares (or portion thereof) have been accepted for repurchase will reflect the net profits or net losses of the Master Fund through the Valuation Date, and such Shareholder’s account shall not be adjusted for the Shares repurchased, as a result of the repurchase, prior to the Valuation Date.

Upon its acceptance of tendered Shares or portions thereof for repurchase, the Master Fund will utilize (1) cash, (2) liquid securities, (3) borrowings, or (4) interests in Investment Funds that the Master Fund has requested be withdrawn (or any combination thereof) for payment thereon.

Payments for repurchased Shares may require the Master Fund to liquidate portfolio holdings in Investment Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover. The Master Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Master Fund’s operating expenses and impact the ability of the Master Fund to achieve its investment objective.

In accordance with the terms and conditions of its Declaration of Trust, the Master Fund may repurchase or redeem Shares of a Shareholder without consent or other action by the Shareholder or other person if the Master Fund determines that: (i) all or a portion of the Shareholder’s Shares have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, dissolution or adjudicated incompetence of the Shareholder; (ii) ownership of the Shares by such Shareholder or other person will cause the Master Fund to be in violation of, or subject the Master Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other jurisdiction; (iii) continued ownership of the Shares may be harmful or injurious to the business or reputation of the Master Fund or the Adviser, or may subject the Master Fund or any Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences; (iv) if the Adviser learns that any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true; or (v) it would be in the best interests of the Master Fund for the Master Fund to repurchase or redeem such Shares. Shareholders whose Shares are so repurchased or redeemed by the Master Fund will not be entitled to a return of any amount of any fees that were charged in connection with the Shareholder’s purchase of such Shares.

In the event that the Adviser or any of its affiliates holds Shares (or portions thereof), such Shares (or portions thereof) may be tendered for repurchase in connection with any repurchase offer made by the Master Fund, without notice to the other Shareholders.

ITEM 10.2. LONG-TERM DEBT.

Not applicable.

ITEM 10.3. GENERAL.

Not applicable.

ITEM 10.4. TAXES.

The Master Fund will distribute all of its net investment income and net capital gains to Shareholders, and these distributions are taxable as ordinary income or capital gains. Shareholders will be proportionately liable for taxes on income and gains distributed by the Master Fund but Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to such Shareholders. The Master Fund will inform Shareholders of the amount and nature of the income or gains.

ITEM 10.5. OUTSTANDING SECURITIES.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of March 1, 2013
Shares of beneficial interest, par value $0.01	Unlimited	N/A	93,894

ITEM 10.6. SECURITIES RATINGS.

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

Not Applicable.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION (“SAI”).

Not applicable.

PART B

ITEM 14. COVER PAGE OF SAI.

Not applicable.

ITEM 15. TABLE OF CONTENTS.

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

Until June 15, 2012, the Master Fund was named Salient Absolute Return Master Fund. In addition, the Master Fund’s predecessor was a private fund that was organized and commenced operations as a Delaware limited partnership which utilized a multi-manager, multi-strategy investment approach from the date of the private fund’s commencement of investment operations on January 1, 2009. The private fund operated as an unregistered investment vehicle from January 1, 2009 until January 31, 2010, at which time the private fund was reorganized, and the Master Fund assumed the private fund’s portfolio, with the private fund investing all of its investable assets in the Master Fund. Upon the registration of the Master Fund as an investment company, the Adviser’s personnel that had made investment decisions for the private fund began making investment decisions for the Master Fund. The Adviser employs an investment program for the Master Fund that is materially equivalent to the investment program that was employed in managing the private fund. The private fund, during the period for which performance is reported, was the only non-proprietary, fully-invested fund managed by the Adviser that had an investment program with substantially the same investment objectives, policies, and strategies as the Master Fund. The Adviser manages the Master Fund in a manner substantially similar to the private fund.

ITEM 17. INVESTMENT OBJECTIVES AND POLICIES.

The investment objective and principal investment strategies of the Master Fund are set forth in Part A. Also set forth in Part A are the principal risks associated with the investment strategies of the Master Fund.

Certain additional investment information is set forth below. To the extent that certain defined terms are not defined herein, such terms have the same meaning as defined in Part A.

Applicability of 1940 Act Limitations

For purposes of determining compliance with the Master Fund’s investment restrictions and certain investment limitations under the 1940 Act, including for example, leverage limitations, the Master Fund does not “look through” Investment Funds in which the Master Fund invests, except for: (i) to any extent such an investment may be allowed, Investment Funds managed or distributed by the Master Fund’s Adviser or its affiliates; and (ii) the Subsidiary, as defined below, and any other subsidiary vehicles established to pursue the Master Fund’s investment program. Investment Funds are not subject to the Master Fund’s investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act or the Code. If, in the future, the Master Fund obtains exemptive relief to permit the Master Fund or the Adviser to enter into advisory arrangements with sub-advisers without first obtaining the approval of Shareholders, the Master Fund generally will “look through” to the underlying investments of accounts or vehicles established to facilitate the management of the Master Fund’s assets by such sub-advisers. The Master Fund may make certain of its investments by investing in Salient Alternative Strategies Offshore Fund Ltd., a wholly-owned and controlled subsidiary of the Master Fund, organized under the laws of the Cayman Islands (the “Subsidiary”).

The 1940 Act precludes a fund from borrowing if, as a result of such borrowing, the total amount of all money borrowed by a fund exceeds 33 1/3% of the value of its total assets (that is, total assets including borrowings, less liabilities exclusive of borrowings) at the time of such borrowings. This means that the 1940 Act requires a fund to maintain continuous asset coverage of 300% of the amount borrowed. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Master Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time, and could cause the Master Fund to be unable to meet certain requirements for qualification as a regulated investment company under the Code.

The Master Fund intends to obtain exposure to commodities by investing up to 25% of its total assets at the time of investment in the Subsidiary. Generally, the Subsidiary will invest primarily in commodity futures and swaps on commodities and commodity futures, and in financial futures, option and swap contracts, fixed income securities, pooled investment vehicles, including those that are not registered pursuant to the 1940 Act, and other investments intended to serve as margin or collateral for the Subsidiary’s derivative positions. The Master Fund will invest in the Subsidiary in order to gain exposure to such markets and investments within the limitations of the federal tax laws, rules and regulations that apply to registered investment companies. Unlike the Master Fund, the Subsidiary may invest without limitation in commodity-linked derivatives, however, the Subsidiary will comply with the same 1940 Act asset coverage requirements with respect to its investments in commodity-linked derivatives that are applicable to the Master Fund’s transactions in derivatives. In addition, to the extent applicable to the investment activities of the Subsidiary, the Subsidiary will be subject to the same fundamental investment restrictions and will follow the same compliance policies and procedures as the Master Fund. The Master Fund is the sole shareholder of the Subsidiary and will not offer or sell shares of the Subsidiary to other investors.

As a registered investment companies, the Master Fund is subject to the federal securities laws, including the 1940 Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Fund must “set aside” (often referred to as “asset segregation” or “earmarking”) liquid assets, or engage in other SEC or staff-approved measures, to “cover” open positions with respect to certain kinds of derivatives instruments. In the case of forwards contracts that are not contractually required to cash settle, for example, the Master Fund must set aside liquid assets equal to such contracts’ full notional value while the positions are open. With respect to forward contracts that are contractually required to cash settle, however, the Master Fund is permitted to set aside liquid assets in an amount equal to its daily marked-to-market net obligations (i.e., the Master

Fund’s daily net liability) under the contracts, if any, rather than such contracts’ full notional value. The Master Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions from time to time articulated by the SEC or its staff regarding asset segregation.

The Master Fund and/or Subsidiary may use money market instruments, as well as other liquid assets, to cover its obligations as required by the 1940 Act, the rules thereunder, and applicable SEC and SEC staff positions. As a result of their segregation, the short-term debt securities (or any other liquid asset segregated) may not be used for other operational purposes. The Adviser will monitor the Master Fund’s and Subsidiary’s use of derivatives and will take action as necessary for the purpose of complying with the asset segregation policy stated above. Such actions may include the sale of investments.

Derivatives Transactions

The Master Fund’s (and the Subsidiary’s) or the Investment Funds’ use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and National Futures Association (“NFA”) could cause the Master Fund to be deemed a commodity pool operator (“CPO”), which would require the Master Fund to comply with certain rules which could result in the Master Fund being subject to additional costs and constraints. The Adviser is registered with the CFTC as a commodity pool operator and commodities trading advisor and is a member of the NFA. Although, as a general matter, in the past, the Master Fund has conducted operations in compliance with CFTC Rule 4.5 to avoid regulation by the CFTC as a commodity pool operator, the CFTC in early 2012 amended Rule 4.5 and the Master Fund may need to conduct its operations in the future in conformity with CFTC positions as applied to investment companies operated as commodity pools. Certain aspects of the amended rule are yet to be determined, and such determination may dictate the appropriate course of action for the Master Fund with respect to its CFTC compliance obligations. Such regulatory aspects, when determined, may increase costs for the Master Fund.

On November 30, 2012 the CFTC issued relief for fund of fund operators who may otherwise be required to register with the CFTC as commodity pool operators by December 31, 2012 but do not have access to information from the investment funds in which they are invested in order to determine whether registration is required. This relief delays the registration date for such operators until the later of June 30, 2013 or six months from the date the CFTC issues revised guidance on the application of certain thresholds with respect to investments in commodities held by funds of funds. As of December 31, 2012, the Master Fund has filed as required with the CFTC in order to claim this no-action relief, which is effective upon receipt of the filing.

The Master Fund’s fundamental policies listed below may not be changed without an affirmative vote of a majority of the Master Fund’s voting securities, which means the lesser of: (i) 67% of the Shares present at a meeting at which holders of more than 50% of the Shares are present in person or by proxy; or (ii) more than 50% of the Shares. No other policy, including the Master Fund’s investment objective, is a fundamental policy. Within the limits of the Master Fund’s fundamental policies, the Master Fund’s management has reserved freedom of action. To the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, the Master Fund may:

1)	Borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

2)	Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and the Master Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, Investment Funds are not considered part of any industry or group of industries. The Master Fund may invest in Investment Funds that may concentrate their assets in one or more industries.

3)	Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4)	Not purchase or sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

5)	Make loans only as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

6)	Not make a direct purchase or sale of physical commodities and commodity contracts, except: (a) insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein; and (b) it may: (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Master Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

As an additional policy, the Master Fund may pursue the investment program through one or more subsidiary vehicles. The establishment of such vehicles and the Master Fund’s utilization thereof is wholly within the discretion of the Board. Any such subsidiary, including the Subsidiary, will be subject to the same fundamental policies, to the extent applicable, and will follow the same compliance policies and procedures as the Master Fund.

With respect to these policies and other policies and investment restrictions described herein (except the Master Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such policy or restriction. The Master Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds in which assets of the Master Fund are invested, but will apply to investments made by the Master Fund directly (or any account consisting solely of the Master Fund’s assets). The Investment Funds may have different or contrary investment policies.

ITEM 18. MANAGEMENT.

The Master Fund’s operations are managed under the direction and oversight of the Master Fund’s Board. Each Trustee serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints officers of the Master Fund who are responsible for the Master Fund’s day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Trustees and officers of the Master Fund also may be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates. The table below shows, for each Trustee and executive officer, his full name, address and age, the position held with the Master Fund, the length of time served in that position, his principal occupation during the last five years, the number of portfolios in the Fund Complex overseen by the Trustee, and other directorships held by such Trustee during the last five years. The information in the table is current as of December 31, 2012. Unless otherwise noted, each Trustee or officer has served in his current principal occupation or (for Trustees) other directorships for the last five years. The address of each Trustee and officer is c/o Salient Alternative Strategies I Fund, 4265 San Felipe, Suite 800, Houston, Texas 77027.

Interested Trustees

Name and Age	Position(s) with Master Fund (Since)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years
John A. Blaisdell(1) Age:53	Trustee (Since 2010), Principal Executive Officer (Since 2011)	Member, Investment Committee of the Adviser, since 2002; Managing Director of Salient, since 2002.	9	The Endowment Funds (investment companies) (five funds) since 2004; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012.

Jeremy L. Radcliffe(1) Age: 38	Trustee, Secretary (Since 2010)	Member, Investment Committee of the Adviser, since 2002; Managing Director of Salient, since 2002.	7	Salient MF Trust (investment company) (five funds) since 2012.

(1)	This person’s status as an “interested” Trustee arises from his affiliation with the Adviser.

Independent Trustees

Name and Age	Position(s) with Master Fund	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years
Karin B. Bonding, CFA Age: 73	Trustee (Since 2010)	Lecturer, University of Virginia, since 1996; President of Capital Markets Institute, Inc. (fee-only financial planner and investment advisor) since 1996.	9	The Endowment Funds (investment companies) (five funds) since 2010; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012; Brandes Investment Trust (investment companies) (four funds), 2006-2012; Credit Suisse Alternative Capital Funds (investment companies) (six funds), 2005-2010.

Jonathan P. Carroll Age: 51	Trustee (Since 2010)	President of Lazarus Financial LLC (holding company) since 2006; private investor for the past six years.	9	The Endowment Funds (investment companies) (five funds) since 2004; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012.

Dr. Bernard A. Harris Age: 56	Trustee (Since 2010)	Chief Executive Officer and Managing Partner, Vesalius Ventures, Inc. (venture investing), since 2002; President of The Space Agency (marketing) since 1999; President of The Harris Foundation (non-profit), since 1998; clinical scientist, flight surgeon and astronaut for NASA, 1986 to 1996.	9	The Endowment Funds (investment companies) (five funds), since 2009; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment

Independent Trustees

Name and Age	Position(s) with Master Fund	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years
				company) (five funds) since 2012; AG Technologies, since 2009; ZOO SCORE “Counselors to America’s Small Business”, since 2009; Greater Houston Community Foundation 2004-2009; Monebo Technologies Inc., since 2009; The National Math and Science Initiative, and Space Agency, since 2008; Communities in Schools, since 2007; American Telemedicine Association, since 2007; Sterling Bancshares, Inc., since 2007; RMD Networks, Inc., since 2006; BioHouston, since 2006; U.S. Physical Therapy, Inc., since 2005; Houston Technology Center, since 2004; Houston Angel Network, since 2004; The Harris Foundation, Inc., since 1998.

Richard C. Johnson Age: 75	Trustee (Since 2010)	Former Senior Partner (retired), Baker Botts LLP (law firm); Managing Partner, Baker Botts, 1998 to 2002; practiced law at Baker Botts, 1966 to 2002 (1972 to 2002 as a partner).	9	The Endowment Funds (investment companies) (five funds) since 2004; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012.

G. Edward Powell Age: 76	Trustee	Principal of Mills & Stowell (private equity) since 2002; Principal, Innovation Growth Partners (consulting), since 2002; Consultant to emerging	9	The Endowment Funds (investment companies) (five funds) since 2004;

Independent Trustees

Name and Age	Position(s) with Master Fund	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships During the Past 5 Years

	(Since 2010)	and middle market businesses, 1994 to 2002; Managing Partner, PriceWaterhouse & Co. (Houston office, 1982 to 1994).		Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012; Therapy Track, LLC, since 2009; Global Water Technologies, Inc.; Datavox Holdings, Inc.; Energy Services International, Inc., since 2004.

Scott E. Schwinger Age: 48	Trustee (Since 2010)	President, The McNair Group (management), since 2006; Senior Vice President and Chief Financial Officer, the Houston Texans (professional football team) (1999).	9	The Endowment Funds (investment companies) (five funds) since 2004; Salient MLP & Energy Infrastructure Fund (investment company) since 2011; Salient Midstream & MLP Fund (investment company) since 2012; Salient MF Trust (investment company) (five funds) since 2012; The Make-A-Wish Foundation, since 2008; YES Prep Public Schools, since 2001.

Officers of the Master Fund Who Are Not Trustees

Name and Age	Position(s) Held with Master Fund (Since)	Principal Occupation(s) During the Past 5 Years
Paul A Bachtold Age: 39	Chief Compliance Officer (Since 2010)	Chief Compliance Officer, Salient (since 2010); Consultant, Chicago Investment Group (compliance consulting), 2009-2010; US Compliance Manager, Barclays Global Investors, 2005-2008.

John E. Price Age: 46	Treasurer; Principal Financial Officer (Since 2010)	Managing Director and Chief Financial Officer, the Adviser, since 2003; Partner, Managing Director and Chief Financial Officer, Salient, since 2003.

Leadership Structure and Board of Trustees

The Board monitors the level and quality of services, including commitments of service providers and the performance of the Adviser. In addition, the Board oversees that processes are in place to assure the Master Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by, among other things, receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

Mr. Blaisdell, the Chairman of the Board, is an “interested person” (as defined in the 1940 Act) of the Master Fund. Mr. Powell serves as the Board’s Lead Independent Trustee. As Chairman, Mr. Blaisdell presides at meetings of the Trustees and, as necessary, the Master Fund’s shareholders. Based on the specific characteristics of the Master Fund, including its size and focus on alternative investments, the Board has determined it appropriate that Mr. Blaisdell fulfill the role of Chairman. Prior to each Board meeting, Mr. Blaisdell discusses and formulates with Mr. Powell, the Lead Independent Trustee, an agenda to be addressed at the meeting, as well as conferring with other representatives of management and with counsel to the Independent Trustees.

As a registered investment company, the Master Fund is subject to a number of investment risks (described in Part A and this Part B), as well as financial and compliance risks. These risks are mitigated by written policies approved and overseen by the Board. The Adviser conducts the Master Fund’s operations and the Board administers an oversight function. The Board oversees the Adviser’s operations and the Master Fund’s risk management with the assistance of the Board’s Audit, Compliance and Valuation Committees. Each of these Committees is discussed below under “Committees.” At each Board meeting, the Board considers reports regarding the Master Fund’s operations and oversight thereof, including oversight of risks, as well as reports from the CCO, who also routinely meets privately with the Independent Trustees. Board Committees receive reports, and meetings may entail further discussion of issues concerning oversight of the Master Fund’s risk management. The Board also may discuss particular risks that are not addressed in the Committee process. Committee Chairs may confer with the Chairman of the Board to discuss various issues discussed in the Committee that may require further discussion by the full Board or separate reports by the Adviser. In addition, the Chairman of the Board confers with the CCO, the Trustees, the Adviser and counsel, including counsel to the Independent Trustees, to discuss risk management issues.

Trustee Qualifications

This section discusses, for each Trustee, the experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Trustee. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the federal securities laws or for any other purpose under state or federal law.

John A. Blaisdell — Through his experience as a senior executive of financial organizations, Mr. Blaisdell contributes his experience in the investment management industry to the Board. The Board also benefits from his experience as a member of the board of other funds.

Karin B. Bonding, CFA — Through her role as a teacher and her insights on financial markets, Ms. Bonding contributes her experience in marketing to the Board. The Board also benefits from her experience as a member of the board of other funds.

Jonathan P. Carroll — Through his experience as the executive of business enterprises, Mr. Carroll contributes experience in overseeing financial and investment organizations to the Board. The Board also benefits from his experience as a member of the board of other funds.

Dr. Bernard A. Harris — Through his experience as a senior officer of and board member of financial and other organizations, Dr. Harris contributes his management and oversight experience to the Board. The Board also benefits from his experience as a member of the board of other funds and operating companies.

Richard C. Johnson — Through his experience as an attorney, Mr. Johnson contributes his insight and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds.

G. Edward Powell — Through his experience as a senior executive and accountant, Mr. Powell contributes his accounting and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds and operating companies.

Jeremy L. Radcliffe — Through his experience as a senior executive of financial organizations, Mr. Radcliffe contributes his experience in the investment industry to the Board.

Scott E. Schwinger — Through his experience as a senior executive and financial officer of financial and business enterprises, Mr. Schwinger contributes his financial and management experience to the Board. The Board also benefits from his experience as a member of the board of other funds and operating companies.

Committees

Audit Committee

The Board has formed an Audit Committee that is responsible for meeting with the Master Fund’s independent registered public accounting firm, the Administrator, and the Master Fund’s officers to review financial statements, accounting reports and accounting issues. The Audit Committee reports significant issues to the Board and makes recommendations regarding the selection, retention, or termination of the Master Fund’s independent registered public accounting firm, evaluates its independence, reviews its fees, and pre-approves any non-audit services rendered to the Master Fund or the Adviser. Messrs. Carroll, Harris, Powell and Schwinger, each an Independent Trustee, constitute the Audit Committee. During the year ended December 31, 2012, the Audit Committee met four times.

Nominating Committee

The Board has formed a Nominating Committee that recommends nominations for Independent Trustee membership on the Board. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as Independent Trustee, as well as their independence from the Adviser and other principal service providers. The Committee meets as necessary to identify and evaluate nominees for Trustee and to make its recommendations to the Board. The Nominating Committee is composed of all the Independent Trustees.

While the Nominating Committee is solely responsible for the selection and nomination of potential Independent Trustee candidates to serve on the Board, the Nominating Committee may consider and evaluate nominations properly submitted by Shareholders of the Master Fund. Nominations proposed by Shareholders will be properly submitted for consideration by the Committee only if a Shareholder submits a nomination in accordance with the procedures set forth in the charter of the Nominating Committee. It is in the Nominating Committee’s sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration. The Nominating Committee did not meet during the year ended December 31, 2012.

Compliance Committee

The Board has formed a Compliance Committee that is responsible for meeting with the Master Fund’s CCO to review matters relating to compliance with the federal securities laws. The Committee meets at least annually with the CCO without the presence of management to discuss issues arising, among other things, under the Master Fund’s compliance program and operations. Messrs. Carroll, Johnson and Powell, each an Independent Trustee, constitute the Compliance Committee. During the year ended December 31, 2012, the Compliance Committee met two times and monthly informally with the CCO.

Valuation Committee

The Board has formed a Valuation Committee that is responsible for overseeing the Master Fund’s valuation policy, making recommendations to the Board on valuation-related matters, and overseeing implementation by the Adviser’s Valuation Committee (as defined below) of the Master Fund’s valuation policies and procedures. Ms. Bonding and Messrs. Harris, Johnson and Schwinger constitute the Board Valuation Committee. During the year ended December 31, 2012, the Board’s Valuation Committee met four times.

In addition, the Board has authorized the establishment of the Adviser’s Valuation Committee consisting of Messrs. Blaisdell, Partridge, and Radcliffe, and additional officers of the Master Fund and representatives of the Adviser to serve as the Master Fund’s Adviser’s Valuation Committee. The Adviser’s Valuation Committee is not a Board committee. The Adviser’s Valuation Committee’s function, subject to the oversight of the Board Valuation Committee and the Board, is generally to review the Investment Funds’ valuation methodologies, valuation determinations, and any information provided to the Adviser’s Valuation Committee by the Adviser or the Administrator. The Adviser’s Valuation Committee has been assigned to act in accordance with the Master Fund’s valuation procedures as approved by the Board and to report to the Board and the Board Valuation Committee. Changes in its membership are subject to Board notification. The Board Valuation Committee members are encouraged to attend Adviser Valuation Committee meetings and the Board Valuation Committee reviews matters arising from the Adviser’s Valuation Committee’s considerations. During the year ended December 31, 2012, the Adviser’s Valuation Committee met twelve times.

Other Committee Information

In addition, the Adviser has established an Investment Committee, as discussed in Part A, which is not a Board committee but to which the Board has authorized the Adviser to delegate certain activities. The Investment Committee considers investment management policies and strategies, investment performance, risk management techniques, and securities trading practices and reports areas of concern to the Board.

Each of the above Board committees will hold meetings in the current fiscal year. All actions taken by a committee of the Board are recorded and reported to the full Board at its next meeting following such actions.

Trustees’ Holdings

The dollar range of equity securities of the Master Fund owned by each Trustee is set forth below (1)(2)

Name of Trustee	Dollar Range of Equity Securities in the Master Fund as of December 31, 2012(1)(2)	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in the Fund Complex as of December 31, 2012(1)(2)
Independent Trustees
Karin B. Bonding	None	None
Jonathan P. Carroll	None	None
Dr. Bernard A. Harris	None	None
Richard C. Johnson	None	None
G. Edward Powell	None	None
Scott E. Schwinger	None	None
Trustees who are “Interested Persons” (2)(3)
John A. Blaisdell	Over $100,000	Over $100,000
Jeremy L. Radcliffe	Over $100,000	Over $100,000

(1)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.
(2)	Includes the portion of investments made by the Salient Group beneficially owned and personal investments
(3)	Includes indirect beneficial ownership in the Master Fund through other feeder funds that invest in the Master Fund.

The total of equity securities of the Master Fund held directly and indirectly by all Trustees, Officers and members of any advisory board is approximately $4.3 million as of December 31, 2012.

Independent Trustee Ownership of Securities

As of February 25, 2013, the Independent Trustees (and their respective immediate family members) did not beneficially own securities of the Adviser or an entity controlling, controlled by or under common control with the Adviser (not including registered investment companies).

As a group, the Trustees and Officers own between 4% and 5% of the outstanding Shares of the Master Fund.

Compensation for Trustees

The Independent Trustees are paid annual compensation for service on the Board and its Committees in an annual amount of $20,000 each. Such compensation encompasses attendance and participation at Board and Committee meetings, including telephonic meetings, if any. There are currently six Independent Trustees. In the interest of recruiting and retaining Independent Trustees of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate. In addition, the Master Fund reimburses each Independent Trustee for travel and other expenses incurred in connection with attendance at such meetings. Other Officers (apart from the CCO) and Trustees of the Master Fund who are “interested persons” by virtue of their affiliation with Salient receive no compensation in such role.

The following table sets forth compensation paid to the Independent Trustees and officers during the Master Fund’s last fiscal year. The Master Fund has no retirement or pension plans.

Name of Trustee or Officer	Aggregate Compensation from the Master Fund	Total Compensation from the Master Fund and Fund Complex
Karen B. Bonding	$20,000	$27,500
Jonathan P. Carroll	$20,000	$27,500
Richard C. Johnson	$20,000	$27,500
Dr. Bernard A. Harris, Jr.	$20,000	$27,500
G. Edward Powell	$20,000	$27,500
Scott E. Schwinger	$20,000	$27,500

Conflicts of Interest of the Adviser

From time to time, potential conflicts of interest may arise between an Investment Committee Member’s management of the investments of the Master Fund, on the one hand, and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, “other accounts”), on the other. Other accounts might have similar investment objectives or strategies as the Master Fund, track the same index that the Master Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Master Fund. Other accounts might also have different investment objectives or strategies than the Master Fund.

Knowledge and Timing of Master Fund Trades. A potential conflict of interest may arise as a result of the Investment Committee Member’s day-to-day management of the Master Fund. Because of their positions with the Master Fund, the Investment Committee Members know the size, timing and possible market impact of the Master Fund’s trades. It is theoretically possible that the Investment Committee Members could use this information to the advantage of other accounts they manage and to the possible detriment of the Master Fund.

Investment Opportunities. A potential conflict of interest may arise as a result of the Investment Committee Member’s management of a number of accounts. Often, an investment opportunity may be suitable for both the Master Fund and other accounts managed by the Investment Committee Member, but may not be available in sufficient quantities for both the Master Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Master Fund and other accounts. The Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time. However, there is a risk that a conflict of interest may occur when allocating investment opportunities and that the conflict may not be resolved in favor of the Master Fund.

Performance Fees. An Investment Committee Member may advise certain accounts with respect to which advisory fees are based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the Investment Committee Member in that the Member may have an incentive to allocate the investment opportunities that he believes might be the most profitable to such other accounts instead of allocating them to the Master Fund.

The Master Fund and Adviser has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Maser Fund and the Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Master Fund (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of

ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Adviser’s code of ethics allows personnel to invest in securities for their own account, but requires compliance with the code’s provisions. The code of ethics requires prior approval of purchases of securities in initial public offerings or private placements.

The Master Fund invests a substantial portion of its assets in securities of Investment Funds. These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Adviser and/or the Master Fund may receive notices from such Investment Funds seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Investment Funds’ limited partnership agreement, limited liability company operating agreement or similar agreement with investors. To the extent that the Master Fund receives notices or proxies from Investment Funds (or receives proxy statements or similar notices in connection with any other portfolio securities) or holds securities in a Separate Account (and thus retains or could retain some voting rights with respect to such securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser, subject to the Board’s general oversight and with the direction that proxies should be voted consistent with the Master Fund’s best economic interests.

The Adviser has adopted its own proxy voting policies and procedures for this purpose. As a general principle, the Adviser will vote to maximize shareholder value, while considering all relevant factors, and vote without undue influence from individuals or groups who may have an economic interest in the outcome of the proxy vote. If it is determined that a proxy presents a material conflict of interest, then the Adviser shall vote the proxy in accordance with the recommendations of Institutional Shareholder Services (“ISS”) or another nationally recognized party, if available, or, if ISS or such party has disclosed that it has a conflict of interest with the vote, another independent third party.

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Master Fund’s Form N-PX filing for the year ended June 30, 2012 is available: (i) without charge, upon request, by calling 1-800-725-9456, or (ii) by visiting the SEC’s website at www.sec.gov.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 1, 2013, the directors and officers of the Master Fund collectively owned between 4% and 5% of the Master Fund’s Shares. As of April 23, 2013, Salient Alternative Strategies I Fund, L.P. may be deemed to control the Master Fund. To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. A control person may be able to dictate the outcome of voting on any matters as to which Shareholders may be entitled to vote; potentially to the detriment of such Shareholders.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

Under separate investment management agreement (“Investment Management Agreement”), subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Adviser provides the Master Fund with ongoing investment guidance, policy direction and monitoring of the Master Fund. The Adviser manages the assets of the Subsidiary pursuant to the Master Fund’s Investment Management Agreement, and the Board, including the Independent Trustees thereof, review such agreement annually pursuant to the requirements of the 1940 Act.

The Investment Management Agreement provides that the Adviser (or its delegate) will, subject to the Board’s oversight, provide investment advice consistent with the Master Fund’s investment objective and policies; buy, retain and sell the Master Fund’s portfolio investments; select brokers or dealers to execute transactions; prepare and make available to the Master Fund all necessary research and statistical data; maintain or cause to be maintained all required books, records, and reports, and other information not maintained or furnished by another service provider of the Master Fund; and all other services required in connection with management of the Master Fund. The Adviser may, subject to Board approval and oversight, enter into a sub-advisory agreement (a “Sub-Advisory Agreement”), pursuant to which a sub-adviser (“Sub-Adviser”) would provide day-to-day investment management services with respect to such portions of the Master Fund’s assets as the Adviser in its discretion may determine from time to time. Provided that the Master Fund obtains the appropriate exemptive relief from the SEC, the Master Fund or the Adviser may enter into such sub-advisory arrangements with Sub-Advisers without first obtaining the approval of Shareholders.

The Investment Management Agreement became effective as of February 1, 2010 with respect to the Master Fund. After an initial two-year term, the Investment Management Agreement continues in effect from year to year thereafter, but only so long as the continuance of such agreement is specifically approved at least annually by the affirmative vote of: (i) a majority of the Trustees who are not parties to the Investment Management Agreement or interested persons of any party to the Investment Management Agreement, or of any entity regularly furnishing investment advisory services with respect to the Master Fund pursuant to an agreement with any party to the Investment Management Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the holders of a majority of the outstanding voting securities of the Master Fund.

A discussion of the factors considered by the Trustees when last approving the Investment Management Agreement will be contained in the shareholder report of the Master Fund covering the period ending June 30, 2013.

The Investment Management Agreement is terminable at any time without penalty upon 60 days written notice by the Board, by vote of holders of a majority of the outstanding voting securities of the Master Fund, or by the Adviser. The Investment Management Agreement will terminate automatically with respect to the Master Fund in the event of its assignment, as defined in the 1940 Act, provided that an assignment to a corporate successor to all or substantially all of the Adviser’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser’s business will not be deemed to be an assignment for the purposes of the Investment Management Agreement. A Sub-Advisory Agreement would terminate upon the termination of the Investment Management Agreement.

Certain affiliates of the Adviser or a Sub-Adviser may provide services to the Investment Funds in compliance with applicable law.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Master Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Master Fund. The Investment Management Agreement also provides for indemnification by the Master Fund, to the fullest extent permitted by law, of the Adviser or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Master Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund.

Citi Fund Services Ohio, Inc. serves as the Independent Administrator of the Master Fund and has the responsibility for providing administrative services, and for assisting the Master Fund with their operational needs, pursuant to the Administration Agreement. In consideration for administrative, accounting, and recordkeeping services, the Master Fund pays the Independent Administrator a monthly fee (“Administration Fee”) based on the month-end aggregate net asset value of the Master Fund and its feeder fund (the “Funds”) (net of any Fund’s net asset value invested in another Fund) (the “Funds’ NAV”). The Master Fund pays its pro rata share of total Administration Fees based on its proportionate net asset value to the aggregate net asset value of all Funds. The Funds are charged on an annual basis, 0.06% on the Funds’ NAV of up to $2 billion, 0.05% on the Funds’ NAV between the amounts of $2 billion and $5 billion, 0.02% on the Funds’ NAV between the amounts of $5 billion and $15 billion and 0.0125% on the Funds’ NAV over $15 billion. Per the Administration Agreement, the Master Fund will be charged Administration Fees beginning January 1, 2012, but was not charged Administration Fees prior to January 1, 2012. In 2012, the Master Fund paid $95,087 in Administration Fees to the Independent Administrator, a portion of which is indirectly borne by the Salient Alternative Strategies I Fund. In addition, the Independent Administrator is entitled to reimbursement of certain expenses.

Under the Administration Agreement, the Independent Administrator is responsible for, among other things: (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares, if any, including with regard to reinvestment of dividends under the DRP; (2) providing the Master Fund with certain administrative, clerical, recordkeeping and bookkeeping services; (3) assist in supervising the entities retained by the Master Fund, if any, to provide transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Master Fund; (5) preparing accounting information, or overseeing the preparation of, monthly, quarterly, semi-annual and annual financial statements of the Master Fund, quarterly reports of the operations of the Master Fund and maintaining information to facilitate the preparation of annual tax returns; (6) supervising regulatory compliance matters and assisting in the preparation of certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Master Fund. Subject to approval of the Board, the Independent Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Independent Administrator.

JP Morgan Chase Bank, National Association (the “Custodian”) serves as custodian for the Master Fund. Pursuant to a custodian agreement, the Custodian maintains a separate account in the name of the Master Fund, holds and transfers portfolio securities on account of the Master Fund, accepts receipts and makes disbursements of money on behalf of the Master Fund, collects and receives all income and other payments and distributions on account of the Master Fund’s securities. The Master Fund may also enter into principal transactions with one or more affiliates of the Custodian.

Pursuant to the Custodian Agreement, the Master Fund has agreed to adhere to the following provisions:

No Due Diligence on Other Service Providers by Custodian. The selection of custodians, banks, counterparties, auditors, lawyers and other service providers retained on behalf of or providing services to the Master Fund and the determination as to their suitability remains the responsibility of the Master Fund. The Custodian has no duty or responsibility to review the performance of these service providers, or to perform any due diligence thereon. The Custodian accepts no liability in the event that the Master Fund or any Shareholder incurs any loss or liability arising as a result of the appointment or retention by the Master Fund of any other service provider.

Holdings in Investment Funds. In performing its contractual duties the Custodian will rely on statements of holdings issued by or on behalf of Investment Funds or managed accounts (“Investment Vehicles”) in which the Master Fund invests as evidence of the holdings in the underlying Investment Vehicles. The Master Fund has accepted and acknowledged that the Custodian has no duty or responsibility to investigate these statements or to verify the content thereof and that the Custodian will not make independent judgments on the contents of such statements. The Master Fund may invest in Investment Vehicles which have not appointed third party service providers or service providers which are independent of the Investment Managers of such Investment Vehicles. Statements of holdings, and valuations of such holdings, may therefore not be issued by independent parties. The Custodian accepts no liability for any loss or liability incurred by the Master Fund as a result of investment in such Investment Vehicles. The Master Fund and Manager have agreed that in the event the Custodian suffers loss or liability as a result of reliance on statements issued by or on behalf of Investment Vehicles they will jointly and severally indemnify the Custodian against all such loss or liability.

No Investment in Affiliated Funds. The Master Fund will not invest in or be otherwise exposed to the investment performance of Investment Funds which are managed and administered by the Adviser or an affiliated party.

No Due Diligence on Investment Vehicles by Custodian. The selection of underlying Investment Vehicles, and the determination as to their suitability as an investment for the Master Fund is the responsibility of the Adviser. The Custodian has no duty or responsibility to review investment management decisions made by the Adviser, or to perform any due diligence on Investment Vehicles, or their internal control environment. The Custodian accepts no liability in the event that the Master Fund or any Shareholder incurs any loss or liability arising as a result of investment by the Master Fund in any Investment Vehicle.

ITEM 21. PORTFOLIO MANAGERS.

Certain Investment Committee Members, who are primarily responsible for the management of the Master Fund, also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following tables identify, as of December 31, 2012: (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by the Investment Committee Members and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

Investment Committee Member	Registered Investment Companies Managed by Investment Committee Member		Pooled Investment Vehicles Managed by Investment Committee Member		Other Accounts Managed by Investment Committee Member
	Number	Total Assets	Number	Total Assets	Number	Total Assets
John A. Blaisdell	12	$3.78 billion	21	$1.18 billion	>1,420	$9.96 billion	(1)
Lee G. Partridge	9	$3.28 billion	14	$588 million	>1,420	$9.62 billion	(1)
Jeremy L. Radcliffe	4	$203.8 million	13	$930.5 million	1	$8.71 billion	(1)

(1)	Messrs. Blaisdell, Partridge, and Radcliffe serve as principal executive officers of Salient Partners, which owns Salient Trust Co., LTA, a trust company chartered under the laws of the State of Texas. In such capacities, Messrs. Blaisdell, Partridge and Radcliffe have investment responsibilities for the clients of such entities. However, the number of accounts and asset figures cited in the table relate to the accounts and assets over which Messrs. Blaisdell, Partridge, and Radcliffe have discretion in their capacities as principal executive officers of such entities.

Investment Committee Member	Registered Investment Companies Managed by Investment Committee Member		Pooled Investment Vehicles Managed by Investment Committee Member		Other Accounts Managed by Investment Committee Member
	Number with Performance- Based Fees	Total Assets with Performance Based Fees	Number with Performance- Based Fees	Total Assets with Performance Based Fees	Number with Performance Based Fees	Total Assets with Performance Based Fees
John A. Blaisdell	0	0	5	$439.6 million	3	$8.77 billion
Lee G. Partridge	0	0	1	$15 million	1	$8.71 billion
Jeremy L. Radcliffe	0	0	2	$188.6 million	1	$8.71 billion

Compensation to Investment Committee Members

Messrs. Blaisdell, Partridge, and Radcliffe indirectly own equity interests in the Adviser. As it relates to the Master Fund, Messrs. Blaisdell, Partridge, and Radcliffe receive all of their compensation based on the size of the Master Fund within the Fund Complex and the management and advisory fees charged thereon. Accordingly, they believe that a significant driver of their compensation is the performance of the Master Fund, which has a significant bearing on the ability to raise additional assets. Messrs. Blaisdell, Partridge, and Radcliffe also own, indirectly, equity in the general partner of and adviser to other fund complexes and separately managed accounts, including complexes and accounts with incentive allocation provisions. As a result, these individuals are compensated based on the size of the fund for the Fund Complex and for the other fund complexes and separately managed accounts including those with the incentive allocations. Compensation is also based directly on performance. Mr. Partridge is also entitled to conditional compensation based on the size of the assets under management for certain funds and separately managed accounts. In addition, Messrs. Blaisdell, Partridge, and Radcliffe are partners and principal executive officers of Salient and related affiliates and subsidiaries (collectively, the “Salient Group”), which pays them a base salary and is obligated to make certain distributions to them, as well as the other partners, on an annual basis. These individuals, among others, are responsible for the investment processes and management of the Salient Group. Messrs. Blaisdell, Partridge, and Radcliffe believe that to the extent that they are successful in their investment endeavors, the greater the amount of assets over time and the more significant their compensation will be from the Salient Group.

Securities Ownership of Investment Committee Members

The table below shows the dollar range of the Shares of the Master Fund beneficially owned as of December 31, 2012 by each Investment Committee Member.

Investment Committee Member	Master Fund(1)
John A. Blaisdell(2)	$250,001 to $500,000
Lee G. Partridge(2)	$250,001 to $500,000
Jeremy L. Radcliffe(2)	Over $1,000,000

(1)	Includes the portion of investments made by the Salient Group beneficially owned and personal investments.
(2)	Includes indirect beneficial ownership through other feeder funds that invest in the Master Fund.

Other Accounts Managed by the Portfolio Manager

The following tables identify, as of December 31, 2012: (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by the Portfolio Manager and the total assets of such companies, vehicles and accounts; and (ii) the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

Portfolio Manager	Registered Investment Companies Managed by Portfolio Manager		Pooled Investment Vehicles Managed by Portfolio Manager		Other Accounts Managed by Portfolio Manager
	Number	Total Assets	Number	Total Assets	Number	Total Assets
William K. Enszer	3	$92 million	0	N/A	0	N/A

Portfolio Manager	Registered Investment Companies Managed by Portfolio Manager		Pooled Investment Vehicles Managed by Portfolio Manager		Other Accounts Managed by Portfolio Manager
	Number with Performance- Based Fees	Total Assets with Performance Based Fees	Number with Performance- Based Fees	Total Assets with Performance Based Fees	Number with Performance Based Fees	Total Assets with Performance Based Fees
William K. Enszer	0	N/A	0	N/A	0	N/A

Portfolio Manager Compensation

Mr. William K. Enszer has significant day-to-day duties in the management of the portfolio of the Master Fund, including providing analysis and recommendations on asset allocation and Investment Fund selection to the Investment Committee.

Securities Ownership of Portfolio Manager

As of December 31, 2012, Mr. Enszer did not own any Shares of the Master Fund or Salient Alternative Strategies I Fund.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

It is the policy of the Master Fund to obtain the best execution of their direct investment portfolio transactions, if any, taking into account certain factors as set forth below. In most instances, the Master Fund will purchase securities directly from an Investment Fund, and such purchases may be, but are generally not, subject to transaction expenses. Nevertheless, the Master Fund anticipates that some of its portfolio transactions may be subject to expenses.

The Master Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Master Fund may be conducted through affiliates of the Adviser. The Board has adopted procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. As discussed below, the Investment Funds may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Master Fund will not be effected on a principal basis with the Adviser, any of its affiliates, or other affiliates of the Master Fund (unless permitted under the 1940 Act). However, such entities may effect brokerage transactions for the Master Fund. These transactions would be effected in accordance with procedures adopted by the Master Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Master Fund in connection with the sale of securities to or by the Master Fund, the Adviser or its affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Adviser or any of its affiliates will not be subject to the limitations imposed by Section 17(e) of the 1940 Act. The brokerage commissions the Master Fund has paid over the last three fiscal years are: $117,483 in 2010; $48,910 in 2011; and $47,177 in 2012.

The Master Fund will bear any commissions or spreads in connection with the Master Fund’s portfolio transactions. In placing orders, it is the policy of the Master Fund to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Master Fund will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Master Fund. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Fund’s investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Master Fund. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Investment Funds. The Adviser expects that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Master Fund. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions. The Master Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. However, as the Investment Funds generally are not investment companies registered under the 1940 Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

As with the Master Fund, Investment Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

ITEM 23. TAX STATUS.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by U.S. Shareholders. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, Shareholders who are not United States persons (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. Prospective Shareholders should consult their own tax advisors regarding the non-U.S. and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Master Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of the Master Fund’s Part B regarding liquidity and other financial matters to ascertain whether the investment objective of the Master Fund is consistent with their overall investment plans.

The Master Fund qualifies, and intends to continue to qualify, as a regulated investment company (a “RIC”) under Subchapter M of Subtitle A, Chapter 1, of the Code. As such, the Master Fund generally is not subject to federal income tax on its net investment income and realized capital gains that it distributes to Shareholders. To qualify for treatment as a RIC, the Master Fund must meet three numerical tests each year.

First, at least 90% of the gross income of a RIC each year must consist of dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter, (a) at least 50% of the value of a RIC’s total assets must consist of (i) cash and cash items, U.S. government securities, the securities of other RICs and (ii) other securities, with such other securities limited, in respect to any one issuer, to an amount not greater than 5% of the value of the RIC’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the RIC’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (i) any one issuer, (ii) any two or more issuers that the RIC controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (iii) any one or more qualified publicly traded partnerships. Accordingly, the Master Fund’s investment in the Subsidiary may not exceed 25% of the market value of the Master Fund’s total assets at the time of the Master Fund’s investment.

Third, a RIC must distribute each at least 90% of the sum of the investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and its net tax-exempt income, if any.

The Master Fund intends to comply with these requirements. If the Master Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall (discussed below) or, if the shortfall were large enough, be disqualified as a RIC. If for any taxable year the Master Fund were to fail to qualify as a RIC, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. If the Master Fund fails to qualify as a RIC, the Master Fund would pay corporate income tax on its income and gains, Shareholders would recognize dividend income on distributions to the extent of the Master Fund’s current and accumulated earnings and profits, and corporate Shareholders could be eligible for the dividends-received deduction.

If the Master Fund fails to meet the annual gross income test described above, it will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Master Fund reports the failure pursuant to Treasury Regulations to be adopted, and (ii) the Master Fund pays an excise tax equal to the excess non-qualifying income. If the Master Fund fails to meet the asset diversification test described above with respect to any quarter, the Master Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Master Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Master Fund reports the failure under Treasury Regulations to be adopted and pays an excise tax.

In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that a RIC distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on December 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Master Fund paid no federal income tax. The Master Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax. With respect to PFIC stock held by the Master Fund, if a mark-to-market election is in effect, the Master Fund must calculate this excise tax distribution with respect to its mark-to-market income based on a twelve-month period ending on December 31. With respect to all other ordinary taxable income, the Master Fund must calculate the distribution based on the calendar year ending on December 31.

Income from certain commodity-linked derivative instruments in which the Master Fund may invest is not considered qualifying income. The Master Fund will therefore attempt to restrict its income from commodity-linked derivative instruments that do not generate qualifying income, such as commodity-linked swaps, to a maximum of 10 percent of its gross income. In this regard, the Master Fund’s investment in the Subsidiary is expected to provide the Master Fund with exposure to the commodities markets within the limitations of the federal tax requirements of Subchapter M. The annual net profit, if any, realized by the Subsidiary and imputed for income tax purposes to the Master Fund should constitute “qualifying income” for purposes of the Master Fund remaining qualified as a regulated investment company for U.S. federal income tax purposes.

Although the Internal Revenue Service (“IRS”) has issued published guidance that qualifying income for a RIC does not include income derived directly from certain commodity-linked derivative instruments, the IRS has indicated in a series of private letter rulings that income derived from a wholly-owned offshore subsidiary such as the Subsidiary that invests in such commodity-linked derivative instruments does constitute qualifying income. The Master Fund has not applied for such a private letter ruling that income derived from the Subsidiary should be treated as qualifying income. In July 2011, the IRS suspended further issuance of these private letter rulings, indicating that it was reconsidering the underlying policies. The IRS could issue new public guidance regarding the use of offshore subsidiaries by regulated investment companies to invest indirectly in commodities. It is also possible that legislation on this issue could be introduced. If the IRS does issue new public guidance, or if legislation is enacted, that results in an adverse determination relating to the treatment of income derived by the Master Fund from the Subsidiary, the Master Fund would likely need to change part of its investment strategy, which could adversely affect the Master Fund. It is possible that the Master Fund may be unable to qualify as a regulated investment company for one or more years, meaning that all of its income and gains could be taxed first at the Master Fund level and again when paid out to Shareholders.

Distributions to Shareholders

The Master Fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to Shareholders for federal, state and local income tax purposes to the extent of the Master Fund’s current and accumulated earnings and profits. Such distributions are taxable whether they are received in cash or reinvested in Shares pursuant to the dividend reinvestment plan. Distributions of net capital gain, if any, designated as capital gains dividends are taxable to a Shareholder as long-term capital gains, regardless of how long the Shareholder has held Shares. Distributions by the Master Fund in excess of the Master Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) the Shareholders’ tax basis in their Shares and any such amount in excess of their basis will be treated as gain from the sale of Shares, as discussed below.

The Master Fund does not currently expect that it will earn qualified dividend income or long-term capital gains and, therefore, does not anticipate that its distributions to Shareholders will qualify for lower tax rates applicable to qualified dividend income or long-term capital gains. Likewise, the Master Fund does not anticipate that any of its dividends paid to Shareholders that are corporations will be eligible for the “dividends received” deduction.

The Master Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Master Fund on the gain and (iii) increase the tax basis for his Shares by an amount equal to the deemed distribution less the tax credit.

Dividends and distributions on the Master Fund’s Shares are generally subject to federal income tax as described herein to the extent they do not exceed the Master Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular Shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Master Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Master Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Shareholders of record of such month and paid in the following January will be taxed to Shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Master Fund may be “spilled back” and treated as paid by the Master Fund (except for purposes of the non-deductible 4% federal excise tax) during such taxable year. In such case, Shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Shareholders who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Master Fund. Accordingly, the Master Fund may not be appropriate investments for non-U.S. investors. Each non-U.S. shareholder must provide documentation to the Master Fund certifying the Shareholder’s non-United States status.

For a Shareholder that is a non-U.S. entity, under recent legislation known as FATCA, beginning in 2014, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to such a non-U.S. entity unless the non-U.S. entity enters into an agreement with the IRS to collect and provide to the IRS annually substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above), dividends, and the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment. The withholding tax is scheduled to begin in 2014 with respect to U.S.-source income and in 2017 with respect to U.S.-source investment sale proceeds. A specified United States person is essentially any U.S. person, other than publicly traded corporations, their affiliates, tax-exempt organizations, governments, banks, real estate investment trusts, regulated investment companies, and common trust funds. A United States owned foreign entity is a foreign entity with one or more “substantial United States owners,” generally defined as United States person owning a greater than 10% interest. Under recently issued regulations, a non-U.S. entity that is not otherwise exempt or deemed compliant will need to enter into such an agreement and be registered with the IRS by October 25, 2013 to insure that it will be identified as FATCA-compliant in sufficient time to allow the entity to avoid such withholding on its U.S.-source income beginning on January 1, 2014. Any non-U.S. entity investing in the Master Fund will need to provide a certification to the Master Fund regarding its status under FATCA. Non-U.S. investors should consult their own tax advisors regarding the impact of this recent legislation on their investment in the Master Fund.

The Master Fund will inform its Shareholders of the source and status of each distribution made in a given calendar year after the close of such calendar year.

Gain from Repurchases and Transfers of Shares

The repurchase or transfer of the Master Fund’s Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his, her or its Shares, under some circumstances, such repurchase may not be treated as an exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will realize a capital gain or loss. Such gain or loss is measured by the difference between the Shareholder’s amount received and his or her adjusted tax basis of the Shares. For non-corporate Shareholders, gain or loss from the transfer or repurchase of Shares generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Shares were held. Shares held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses, and those held for more than one year will generally result in long-term capital gains or losses.

Selling Shareholders will generally recognize gain or loss in an amount equal to the difference between the Shareholder’s adjusted tax basis in the Shares sold and the sale proceeds. If the Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions).

Any loss realized upon the sale or exchange of Shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such Shares. In addition, all or a portion of a loss realized on a sale or other disposition of Shares may be disallowed under “wash sale” rules to the extent the Shareholder acquires other Shares of the Master Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Shares. Any disallowed loss will result in an adjustment to the Shareholder’s tax basis in some or all of the other Shares acquired.

Sales charges paid upon a purchase of Shares cannot be taken into account for purposes of determining gain or loss on a sale of the Shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Shares of the Master Fund (or of another fund) pursuant to the reinvestment or exchange privilege on or before January 31 of the year following the calendar year that includes the date of such sale. Any disregarded amounts will result in an adjustment to the Shareholder’s tax basis in some or all of any other Shares acquired.

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Shares.

Investments in Passive Foreign Investment Companies

The Master Fund intends to acquire interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as passive foreign investment companies (“PFICs”) for federal income tax purposes.

The Master Fund intends to elect to “mark to market” all Shares that it holds in PFICs at the end of each taxable year. By making this election, the Master Fund will recognize as ordinary income any increase in the value of those PFIC Shares as of the close of the taxable year (subject to adjustments for deferral of losses from the earlier taxable years) over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred. Gains realized with respect to PFICs that the Master Fund has elected to mark to market will be ordinary income. If the Master Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Master Fund’s interest in the PFIC or because of the “mark to market” adjustment described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC. To the extent that the Master Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC Shares are sold, at which point the loss will be treated as a capital loss. Capital losses recognized by the

Master Fund in a taxable year will generally be deductible only against capital gains recognized by the Master Fund in that year or one of the following taxable years (limited to the following eight taxable years in the case of capital losses realized in taxable years beginning before December 22, 2010), but the Master Fund does not expect to generate significant capital gains from its investments, which means that capital losses recognized by the Master Fund will generally not result in a reduction of taxable distribution to Shareholders.

By making the mark-to-market election, the Master Fund may be required to recognize income (which generally must be distributed to Shareholders) in excess of the distributions that it receives from PFICs. Accordingly, the Master Fund may need to borrow money or to dispose of its interests in Investment Funds in order to make the required distributions.

If the Master Fund does not make the “mark to market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a qualified electing fund (a “QEF”), which would result in the Master Fund recognizing income and gain each year based on its allocable Share of the income and gain recognized by the QEF. The Master Fund does not generally anticipate that it will be able to make QEF elections with respect to the Investment Funds. If neither a “mark to market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences for the owner. In such a case, the Master Fund would be subject to an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the Shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Master Fund as a dividend to Shareholders.

Effective for tax years beginning after December 31, 2012, certain net investment income received by an individual having modified adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8 percent. Undistributed net investment income of trusts and estates in excess of a specified amount will also be subject to this tax. Dividends paid by the Master Fund will constitute investment income of the type subject to this tax.

Certain Withholding Taxes

The Master Fund may be subject to foreign withholding taxes on income or gains attributable to Investment Funds located in foreign countries, and the Investment Funds may be subject to taxes, including withholding taxes, attributable to investments of the Investment Funds. U.S. investors in the Master Fund will not be entitled to a foreign tax credit with respect to any of those taxes.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Master Fund. Shareholders are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Master Fund. The Master Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions. The Master Fund will be subject to the Texas franchise tax if it is considered to be conducting an active trade or business in Texas. However, it is the intent of the Adviser to operate the Master Fund in a manner that would minimize receipts from businesses operated in Texas.

Information Reporting and Backup Withholding

After the end of each calendar year, Shareholders will be sent information regarding the amount and character of distributions received from the Master Fund during the year.

Legislation passed by Congress in 2008 requires the Master Fund (or its administrative agent) to report to the IRS and furnish to Shareholders the cost basis information and holding period for the Master Fund’s Shares purchased on or after January 1, 2012, and repurchased by the Master Fund on or after that date. The Master Fund will permit Shareholders to elect from among several permitted cost basis methods. In the absence of an election, the Master Fund will use average cost as its default cost basis method. The cost basis method a Shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

Information returns generally will be filed with the IRS in connection with distributions with respect to the Shares unless Shareholders establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. If Shareholders do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Shareholders will be allowed as a credit against their U.S. federal income tax liability and may entitle Shareholders to a refund, provided that the required information is timely furnished to the IRS.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the Master Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Master Fund. Investors are urged to consult with their own tax advisers regarding any proposed investment in the Master Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Master Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to its Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Master Fund.

ITEM 24. FINANCIAL STATEMENTS.

The Master Fund’s audited financial statements for the fiscal year ended December 31, 2012 are incorporated herein by reference to the Master Fund’s annual report dated December 31, 2012, as filed on Form N-CSR (File No. 811-22387). The Master Fund will furnish, without charge, a copy of the December 31, 2012 annual report to each person to which this document is given, and will furnish, without charge, a copy of such annual report upon request to Salient Alternative Strategies Master Fund, 4625 San Felipe, Suite 800, Houston, TX 77027, (713) 993-4675.

PART C—OTHER INFORMATION

Salient Alternative Strategies Master Fund

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part A: None

Included in Part B: The following financial statements are incorporated by reference into Part B of this Registration Statement:

	(i)	Statement of Assets and Liabilities, December 31, 2012.

	(ii)	Schedule of Investments, December 31, 2012.

	(iii)	Statement of Operations, December 31, 2012.

	(iv)	Statement of Changes in Net Assets, December 31, 2012.

	(v)	Statement of Cash Flows, December 31, 2012.

	(vi)	Notes to Financial Statements, December 31, 2012.

	(vi)	Supplemental Information, December 31, 2012.

(2)	Exhibits

	(a)(1)	Certificate of Trust (1).

	(a)(2)	First Amended and Restated Agreement and Declaration of Trust (1).

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Refer to Exhibit (a)(2).

	(e)	Dividend Reinvestment Plan (1).

	(f)	Not applicable.

	(g)	Investment Management Agreement (1).

	(h)	Placement Agent Agreement (1).

	(i)	Not applicable.

	(j)	Custodian Agreement (1).

	(k)(1)	Administration Agreement (1).

	(k)(2)	Amendment to Administration Agreement dated November 1, 2010 (2).

	(k)(3)	Joinder and Amendment to the Administration Agreement (3).

	(l)	Not applicable.

	(m)	Not applicable.

	(n)	Consent of auditors (filed herewith).

	(o)	Not applicable.

	(p)	Agreement Regarding Provision of Initial Capital (1).

	(q)	Not applicable.

	(r)(1)	Code of Ethics of Funds (2).

	(r)(2)	Code of Ethics of Salient Advisors, L.P. (3).

Notes:

(1)	Filed as an exhibit to the Master’s registration statement on Form N-2 dated and filed with the SEC on February 2, 2010.

(2)	Filed as an exhibit to the Master Fund’s registration statement on Form N-2 dated and filed with the SEC on March 11, 2011.

(3)	Filed as an exhibit to the Salient Alternative Strategies I Fund’s registration statement on Form N-2 dated and filed with the SEC on April 30, 2013.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF SECURITIES BEING REGISTERED

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The following entities may be considered to be under common control with Registrant:

Salient Alternative Strategies I Fund

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

At February 25, 2013

Title of Class	Number of Record Holders
Common Shares, $0.001 par value	Record holders of Shares: 4

ITEM 30. INDEMNIFICATION

Sections 8.2 and 8.3 of the Master Fund’s Agreement and Declaration of Trust states as follows:

(a) To the fullest extent permitted by law, the Trust will, subject to Section 8.2(c) of this Trust Instrument, indemnify each investment adviser (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, an investment adviser or partner of the investment adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Trustee (and his executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been an investment adviser or Trustee of the Trust, or the past or present performance of services to the Trust by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 8.2 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 8.2.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the

Trust in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Trust amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 8.2(a) of this Trust Instrument, so long as (1) the indemnitee provides security for the undertaking, (2) the Trust is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Trustees (excluding any Trustee who is either seeking advancement of expenses under this Trust Instrument or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Trust Instrument) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 8.2(a) of this Trust Instrument if (1) approved as in the best interests of the Trust by a majority of the Independent Trustees (excluding any Trustee who is either seeking indemnification under this Trust Instrument or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Trust Instrument) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Trust and that the indemnitee is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Trustees secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Trust or its Shareholders to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 8.2 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 8.2, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 8.2. In any suit in the name of the Trust to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the Trust will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 8.2 will be on the Trust (or any Shareholder acting derivatively or otherwise on behalf of the Trust or its Shareholders).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 8.2 or to which he, she or it may otherwise be entitled except out of the assets of the Trust, and no Shareholders will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 8.2 will not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 8.2 will affect the power of the Trust to purchase and maintain liability insurance on behalf of any Trustee, the investment adviser or other person.

Section 8.3

No Shareholder of the Trust or of any Series or Class shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

In case any Shareholder or former Shareholder of any Series or Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series or Class and satisfy any judgment thereon from the assets of the Series or Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series or Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series or Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 6 of the Placement Agency Agreement with Salient Capital, L.P. states as follows:

(a) The Fund agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the 1940 Act (“Agent Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Fund elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Fund’s Prospectus or any supplemental sales material supplied or approved in writing by an officer of the Fund (provided that such supplemental sales material is accompanied or preceded by the Fund’s Prospectus), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission (i) was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Agent or any Agent Control Person, specifically for use in the preparation thereof, or (ii) arises out of the acts or omissions of broker-dealers retained by the Fund in connection with the offering contemplated by the Fund’s Prospectus other than the Agent or any Agent Control Person; or (2) arise out of the Fund’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Fund shall not indemnify or hold harmless the Agent or any Agent Control Person against any Losses caused by the Agent’s or the Agent Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund shall not be liable with respect to any claims made against the Agent or any Agent Control Person unless the Agent or such Agent Control Person notified the Fund in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon the Agent or such Agent Control Person, but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the Agent or such Agent Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Fund will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Agent or such Agent Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Fund specifically authorizes the retention of such counsel or (ii) the Agent or any Agent Control Person who is a party to the suit has been advised by counsel acceptable to the Fund that one or more material legal defenses may be available to the Agent or the Agent Control

Persons that may not be available to the Fund or its control persons (as defined below), in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for the Agent and the Agent Control Persons. In no event shall the Fund be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Fund shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Fund, which it shall not unreasonably withhold.

(b) The Agent agrees to indemnify and hold harmless the Fund, each of the Fund’s Partners, directors, officers and each person, if any, who controls the Fund within the meaning of the 1940 Act (for purposes of this paragraph, “Fund Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Fund’s Prospectus or any supplemental sales material used by the Agent, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of the Agent or any Agent Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Fund or approved by it in writing; (ii) arises out of any acts or omissions by the Agent that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of the Agent’s failure to be properly licensed to sell Interests; or (iv) arises out of the Agent’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, the Agent shall not be liable with respect to any claims made against the Fund or any Fund Control Person unless the Fund or Fund Control Person notified the Agent in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Fund or Fund Control Person, but failure to notify the Agent of such claim shall not relieve the Agent from any liability that the Agent may have to the Fund or Fund Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence.

The Agent shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Agent elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Agent elects to assume the defense of any such suit and retain such counsel, the Fund and any Fund Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Agent specifically authorized the retention of such counsel or (ii) the Fund or any Fund Control Person who is a party to the suit has been advised by counsel acceptable to the Agent that one or more material legal defenses may be available to the Fund or Fund Control Persons that may not be available to the Agent or its controlling person or persons, in which case the Agent shall not be entitled to assume the defense of such suit notwithstanding the Agent’s obligation to bear the reasonable fees and expenses of such counsel. The Agent shall not be liable to indemnify any person for any settlement of any such claim effected without the Agent’s consent, which it shall not unreasonably withhold.

Section 14 of the Investment Management Agreement with Salient Advisors, L.P. states as follows:

(a) The Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. The Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from the Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b) Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding the directors and officers of Salient Advisors, L.P., the Registrant’s investment adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the officers and directors of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61449) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference herein. The principal business address of Salient Advisors, L.P. is 4265 San Felipe, 8th Floor, Houston, Texas 77027.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Master Fund, (2) the Master Fund’s Investment Adviser; (3) the Master Fund’s Placement Agent, (4) the Master Fund’s Custodian, and (5) the Master Fund’s Independent Administrator. The address of each is as follows:

1.	Salient Alternative Strategies Master Fund

4265 San Felipe, Suite 800

Houston, Texas 77027

2.	Salient Advisors, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

3.	Salient Capital, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

4.	Citi Fund Services Ohio, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

5.	JP Morgan Chase Bank, National Association

One American Lane, Floor 1,

Greenwich, Connecticut, 06831

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the State of Texas on the 8th day of May 2013.

Salient Alternative Strategies Master Fund

By:	/s/ John A. Blaisdell
Name:	John A. Blaisdell
Title:	Trustee and Principal Executive Officer

INDEX TO EXHIBITS

(n)	Consent of Auditors.